Exhibit 99.1

Modular Space Holdings, Inc. and Subsidiaries

Consolidated Financial Statements

September 30, 2017 and 2016 and Period From March 3, 2017 Through September 30, 2017 (Successor) and Period From October 1, 2016 Through March 2, 2017 and the Years Ended September 30, 2016 and 2015 (Predecessor)

Modular Space Holdings, Inc. and Subsidiaries

Index

Page(s)

Reports of Independent Auditors	1

Consolidated Financial Statements

Balance Sheets as of September 30, 2017 (Successor) and September 30, 2016 (Predecessor)	5

Statements of Operations for the period March 3, 2017 through September 30, 2017 (Successor) and October 1, 2016 through March 2, 2017, and the years ended September 30, 2016 and 2015 (Predecessor)	6

Statements of Comprehensive Income (Loss) for the period March 3, 2017 through September 30, 2017 (Successor) and October 1, 2016 through March 2, 2017, and the years ended September 30, 2016 and 2015 (Predecessor)	7

Statements of Stockholders’ Equity for the period March 3, 2017 through September 30, 2017 (Successor) and October 1, 2016 through March 2, 2017, and the years ended September 30, 2016 and 2015 (Predecessor)	8

Statements of Cash Flows for the period March 3, 2017 through September 30, 2017 (Successor) and October 1, 2016 through March 2, 2017, and the years ended September 30, 2016 and 2015 (Predecessor)	9

Notes to Consolidated Financial Statements	10-53

Report of Independent Auditors

To the Board of Directors of Modular Space Holdings, Inc.

We have audited the accompanying consolidated financial statements of Modular Space Holdings, Inc. and its subsidiaries (Successor), which comprise the consolidated balance sheet as of September 30, 2017 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the period from March 3, 2017 to September 30, 2017.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion   on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Modular Space Holdings, Inc. and its subsidiaries (Successor) as of September 30, 2017 and the results of their operations and their cash flows for the period from March 3, 2017 to September 30, 2017 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the consolidated financial statements, the United States Bankruptcy Court for the district of Delaware confirmed the Company’s Joint Prepackaged Plan of Reorganization (the “plan”) on February 15, 2017.  Confirmation of the plan resulted in the discharge of all claims against the Company that arose before March 2, 2017 and substantially alters or terminates all rights and interests of equity security holders as provided for in the plan.  The plan was substantially consummated on March 2, 2017 and the Company emerged from bankruptcy.  In connection with its emergence from bankruptcy, the Company adopted fresh start accounting as of March 2, 2017. Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 16, 2018

Report of Independent Auditors

To the Board of Directors of Modular Space Holdings, Inc.

We have audited the accompanying consolidated financial statements of Modular Space Holdings, Inc. and its subsidiaries (Predecessor), which comprise the consolidated balance sheet as of September 30, 2016 and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for the period from October 1, 2016 to March 2, 2017, and for each of the two years in the period ended September 30, 2016.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits.  We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Modular Space Holdings, Inc. and its subsidiaries (Predecessor) as of September 30, 2016 and the results of their operations and their cash flows for the period from October 1, 2016 to March 2, 2017, and for each of the two years in the period ended September 30, 2016 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1 to the consolidated financial statements, the Company filed a petition on December 21, 2016 with the United States Bankruptcy Court for the district of Delaware for reorganization under the provisions of Chapter 11 of the Bankruptcy Code.  The Company’s Joint Prepackaged Plan of Reorganization was substantially consummated on March 2, 2017 and the Company emerged from bankruptcy.  In connection with its emergence from bankruptcy, the Company adopted fresh start accounting.  Our opinion is not modified with respect to this matter.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

January 16, 2018, except for the changes in the manner in which the Company accounts for goodwill discussed in Note 2 to the consolidated financial statements, as to which the date is July 20, 2018

Modular Space Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

September 30, 2017 (Successor) and 2016 (Predecessor)

(In thousands except share data)

	Successor	Predecessor
	2017	2016
Assets
Cash	$1,476	$859
Accounts receivable, net of allowance for doubtful accounts of $1,331 and $9,021, respectively (Note 2)	74,256	73,851
Lease receivables, net of allowance for doubtful accounts of $63 and $194 respectively (Note 3)	2,029	2,943
Prepaid expenses and other current assets	10,964	15,531
Total current assets	88,725	93,184
Rental equipment, net (Note 5)	855,402	1,028,030
Other property and equipment, net (Note 6)	127,040	121,562
Other intangible assets, net (Note 7)	13,144	4,000
Goodwill (Note 7)	—	9,952
Other non-current assets	1,193	1,092
Total assets	$1,085,504	$1,257,820

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$12,073	$10,280
Accrued expenses	35,111	58,574
Current portion of deferred gain on sale of other property and equipment	—	1,368
Advance rents	11,119	12,392
Current portion of term loans (Note 8)	5,664	—
Asset based revolver (Note 8)	454,070	596,934
Senior notes (Note 8)	—	369,675
Total current liabilities	518,037	1,049,223
Deferred gain on sale of other property and equipment	—	10,991
Term loans (Note 8)	61,949	—
Deferred income taxes (Note 11)	51,273	64,026
Total liabilities	631,259	1,124,240
Commitments and Contingencies (Note 12)

Stockholders’ Equity
Predecessor Class A Common Stock - 28,000,000 shares of $.0001 par value per share authorized and 21,383,894 outstanding as of September 30, 2016	—	2
Predecessor Common Stock - 3,500,000 shares of $.01 par value per share authorized and 3,499,944 shares outstanding as of September 30, 2016	—	35
Successor Common Stock - 60,000,000 shares of $0.01 par value per share authorized and 29,233,375 outstanding as of September 30, 2017	292	—
Successor Preferred Stock - 1,000,000 shares of $0.01 par value per share authorized and 0 outstanding shares as of September 30, 2017	—	—
Predecessor Additional paid-in capital		345,905
Successor Additional paid-in capital	443,472	—
Warrants	4,970	—
Retained earnings (accumulated deficit)	1,058	(196,247)
Accumulated other comprehensive loss	4,453	(16,115)
Total stockholders’ equity	454,245	133,580
Total liabilities and stockholders’ equity	$1,085,504	$1,257,820

The accompanying notes are an integral part of these consolidated financial statements.

Modular Space Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands except share data)

	Successor	Predecessor
	Period from March 3, 2017 to September 30, 2017	Period from October 1, 2016 to March 2, 2017	Year ended September 30, 2016	Year ended September 30, 2015
Revenues
Leasing	$134,521	$99,024	$237,271	$243,998
Sales of rental equipment
New units	31,788	21,542	62,055	50,738
Lease units	18,380	11,265	29,931	30,384
Delivery, installation and removal	79,924	47,920	136,297	128,005
Total revenues	264,613	179,751	465,554	453,125
Leasing and sales costs
Cost of rental equipment sold
New units	24,724	17,046	47,884	39,644
Lease units	13,342	8,865	22,383	23,464
Delivery, installation and removal	59,643	37,456	103,987	98,091
Depreciation	29,811	26,288	62,558	72,011
Maintenance and other	49,763	33,508	82,619	77,971
Total leasing and sales costs	177,283	123,163	319,431	311,181
Gross profit	87,330	56,588	146,123	141,944
Operating and other expenses
Selling, general and administrative	70,868	43,433	115,843	108,385
Interest, including amortization of deferred financing costs	17,516	39,642	74,531	67,616
Loss on reorganization items, net (Note 1)	—	97,121	—	—
Restructuring costs (Note 1)	1,722	18,142	7,031	—
Goodwill impairment charge (Note 7)	—	—	35,484	—
Total operating and other expenses	90,106	198,338	232,889	176,001
Net loss before income taxes	(2,776)	(141,750)	(86,766)	(34,057)
Income tax (benefit) expense (Note 11)	(3,834)	(8,946)	9,068	2,823
Net income (loss)	$1,058	$(132,804)	$(95,834)	$(36,880)

The accompanying notes are an integral part of these consolidated financial statements.

Modular Space Holdings, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income (Loss)

(In thousands except share data)

	Successor	Predecessor
	Period from March 3, 2017 to September 30, 2017	Period from October 1, 2016 to March 2, 2017	Year ended September 30, 2016	Year ended September 30, 2015
Net income (loss)	$1,058	$(132,804)	$(95,834)	$(36,880)
Other comprehensive income (loss)
Cumulative translation adjustment	4,453	(633)	2,884	(29,134)
Reclassification of cumulative translation adjustment to net loss realized upon reorganization	—	16,748	—	—
Change in mark-to-market value of interest rate cash flow hedges net of tax of $0, $0, $1,052 and $931 in the Successor period ended September 30, 2017, Predecessor period ended March 2, 2017 and the Predecessor years ended September 30, 2016 and 2015, repectively	—	—	2,249	1,425
Other comprehensive income (loss)	4,453	16,115	5,133	(27,709)
Total comprehensive income (loss)	$5,511	$(116,689)	$(90,701)	$(64,589)

The accompanying notes are an integral part of these consolidated financial statements.

Modular Space Holdings, Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

(In thousands except share data)

	Class A Common Stock		Common Stock			Additional Paid-in	Retained Earnings (Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Warrants	Capital	Deficit)	Income/(Loss)	Equity

Balance at September 30, 2014 (Predecessor)	21,383,894	$2	3,499,944	$35	$—	$343,203	$(63,533)	$6,461	$286,168
Stock compensation expense (Note 10)	—	—	—	—		1,234	—	—	1,234
Net Loss	—	—	—	—		—	(36,880)	—	(36,880)
Other Comprehensive Loss	—	—	—	—		—	—	(27,709)	(27,709)
Balance at September 30, 2015 (Predecessor)	21,383,894	2	3,499,944	35	—	344,437	(100,413)	(21,248)	222,813

Stock compensation expense (Note 10)	—	—	—	—	—	1,468	—	—	1,468
Net Loss	—	—	—	—	—	—	(95,834)	—	(95,834)
Other Comprehensive Income	—	—	—	—	—	—	—	5,133	5,133
Balance at September 30, 2016 (Predecessor)	21,383,894	2	3,499,944	35	—	345,905	(196,247)	(16,115)	133,580

Stock compensation expense (Note 10)	—	—	—	—	—	1,377	—	—	1,377
Net Loss	—	—	—	—	—	—	(132,804)	—	(132,804)
Other Comprehensive Income	—	—	—	—	—	—	—	16,115	16,115
Cancellation of Predecessor equity	(21,383,894)	(2)	(3,499,944)	(35)	—	(347,282)	329,051	—	(18,268)
Balance at March 2, 2017 (Predecessor)	—	—	—	—	—	—	—	—	—

Issuance of Successor common stock and warrants	—	—	29,233,375	292	4,970	442,927	—	—	448,189
Balance at March 2, 2017 (Predecessor)	—	—	29,233,375	292	4,970	442,927	—	—	448,189

Balance at March 3, 2017 (Successor)	—	—	29,233,375	292	4,970	442,927	—	—	448,189
Stock compensation expense (Note 10)	—	—	—	—	—	545	—	—	545
Net Income	—	—	—	—	—	—	1,058	—	1,058
Other Comprehensive Income	—	—	—	—	—	—	—	4,453	4,453
Balance at September 30, 2017 (Successor)	—	$—	29,233,375	$292	$4,970	$443,472	$1,058	$4,453	$454,245

The accompanying notes are an integral part of these consolidated financial statements.

Modular Space Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands except share data)

	Successor	Predecessor
	Period from March 3, 2017 to September 30, 2017	Period from October 1, 2016 to March 2, 2017	Year ended September 30, 2016	Year ended September 30, 2015
Cash flows from operating activities
Net income (loss)	$1,058	$(132,804)	$(95,834)	$(36,880)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Non-cash interest	—	6,824	10,206	4,063
Provision for doubtful accounts	1,388	1,787	6,015	2,603
Provision for customer credits	1,729	1,887	4,921	4,613
Reorganization items	—	96,174	—	—
Stock-based compensation expense	545	530	1,468	1,234
Depreciation and amortization	35,281	29,707	70,195	77,716
Goodwill Impairment charge	—	—	35,484	—
Gain on sale of rental equipment	(5,038)	(2,400)	(7,548)	(6,898)
Gain on sale of property and equipment	(240)	—	—	—
Deferred gain on sale of other property and equipment	—	(572)	(1,373)	—
Deferred income taxes, net of valuation allowance	(4,972)	(8,929)	7,125	(680)
Changes in
Accounts receivable	(16,836)	8,996	14,579	(7,662)
Prepaid expenses and other assets	1,781	344	33	583
Accounts payable and accrued expenses	(3,295)	6,733	(5,010)	3,634
Advance rents	6,252	2,382	1,121	(284)
Net cash provided by operating activities	17,653	10,659	41,382	42,042
Cash flows from investing activities
Purchases of rental equipment and other property and equipment	(34,042)	(23,666)	(77,358)	(100,074)
Proceeds from sale of rental equipment	19,211	11,395	29,931	30,384
Proceeds from sale of other property and equipment	1,474	—	—	28,513
Leasing receivables
Originations	(105)	(1,131)	(1,341)	(1,867)
Payments received	1,111	1,130	2,153	3,153
Net cash used in investing activities	(12,351)	(12,272)	(46,615)	(39,891)
Cash flows from financing activities
Proceeds from asset based revolver	261,812	247,217	495,737	451,443
Payments on asset based revolver	(286,211)	(298,819)	(482,328)	(453,328)
Payments on term loans	(3,015)	—	—	—
Proceeds from rights offering investment by second lien noteholders	—	89,939	—	—
Financing costs paid	—	(13,892)	(7,411)	(264)
Net cash provided by (used in) financing activities	(27,414)	24,445	5,998	(2,149)
Effect of exchange rate changes on cash	89	(192)	1	(16)
Net (decrease) increase in cash and cash equivalents	(22,023)	22,640	766	(14)
Cash and cash equivalents
Beginning of year	23,499	859	93	107
End of year	$1,476	$23,499	$859	$93
Supplemental disclosures of cash flow information
Cash paid during the year for
Interest	$16,034	$16,831	$45,460	$61,781
Income tax payments (refunds), net	$996	$528	$4,226	$(2,083)
Cash paid for reorganization items	$16,270	$947	$—	$—
Non cash activity during the year for:
Equipment purchases included in accounts payable	$1,621	$482	$1,562	$3,649

The accompanying notes are an integral part of these consolidated financial statements.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

1.                            Organization, Business Activity and Reorganization

Modular Space Holdings, Inc., a Delaware corporation and its subsidiaries (collectively, “ModSpace” or the “Company”) are engaged in the leasing, selling, buying and manufacturing of mobile offices, modular structures, and storage containers throughout the United States and Canada. The subsidiaries of Modular Space Holdings, Inc. include Modular Space Intermediate Holdings, Inc. (inactive), Modular Space Corporation (“MSC”), Resun Chippewa, LLC (“Chippewa”), Resun ModSpace, Inc. (“RMI”), ModSpace Financial Services Canada, Ltd. (“MFSC”), ModSpace Government Financial Services, Inc. (“MGFS”) (inactive), Global Multi Services S.A. (“GMS”) (inactive), and Crystal Merger Sub, Inc. (CMSI) (inactive).

Chippewa is a special purpose subsidiary that is a guarantor of the Company’s asset-based revolver. The operations of Chippewa are limited to the ownership of rental units and supplementary products subject to a master lease with MSC.

On March 16, 2016 the company and Scotsman (a wholly-owned subsidiary of Algeco Scotsman) entered into a merger agreement, whereby, among other things, the North American modular operations of Scotsman were to merge with a subsidiary of the Company. After due diligence and capital raising efforts, the parties terminated the merger in August of 2016. Legal and advisory costs in the amount of $6,149 that were associated with the terminated merger are reflected in selling, general, and administrative expenses in the 2016 Consolidated Statement of Operations. The merger agreement outlined capital raising efforts which included debt financing intended to refinance the Company’s existing revolving credit facility.

On June 2, 2016 the Company and its lenders entered into an amendment and forbearance agreement to extend the maturity of the Company’s revolving credit facility, which was scheduled to mature on June 6, 2016. The maturity of the Company’s revolving credit facility was extended on multiple occasions through December 19, 2016.

As of September 30, 2016, the Company was in default under its revolving credit facility and the Senior Notes (as defined below) due to its failure to make a maturity payment on June 6, 2016 of a portion of the revolving credit facility and the failure to pay interest on July 31, 2016 on the Senior Notes.

On December 21, 2016, the Company entered into a consensual prepackaged plan of reorganization pursuant to Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) more fully described below.

Restructuring costs include legal and advisory costs, associated with the Company’s restructuring and refinancing activities, of $1,722, $18,142 and $7,031 for the Successor (as defined below) period ended September 30, 2017, the Predecessor (as defined below) period ended March 2, 2017 and the Predecessor year ended September 30, 2016, respectively.  In addition, $6,438 of financing costs related to the amendment and forbearance of the revolving credit facility are reflected in interest including amortization of deferred financing costs, in the Consolidated Statements of Operations for the Predecessor year ended September 30, 2016.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Emergence from Voluntary Reorganization under Chapter 11 Proceedings

On December 21, 2016, Modular Space Holdings, Inc. and six of its U.S. subsidiaries (the “Chapter 11 Subsidiaries”) filed voluntary petitions seeking relief under section 1121 (a) of Chapter 11 of Title 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware under the caption In re Modular Space Holdings, Inc., et al (Case No. 16-12825) (the “Chapter 11 Cases”). In connection with the filing of the Chapter 11 Cases, a recognition proceeding for the Company’s Canadian subsidiary, under Part IV of the Companies’ Creditors Arrangement Act (Canada) was filed in Toronto, Ontario, Canada before the Ontario Superior Court of Justice.  The Company and the Chapter 11 Subsidiaries received bankruptcy court confirmation of their joint prepackaged plan of reorganization (the “Plan”) on February 15, 2017, and subsequently emerged from bankruptcy on March 2, 2017 (the “Effective Date”).

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and satisfaction of liabilities in the normal course of business.

Effect of the Bankruptcy Proceedings

During the bankruptcy proceedings, the Company conducted normal business activities and was authorized to pay and has paid pre-petition employee wages and benefits, and pre-petition amounts owed to certain lienholders and vendors.

In addition, subject to certain specific exceptions under the Bankruptcy Code, the filing of the Chapter 11 Cases automatically stayed most judicial or administrative actions against the Company and efforts by creditors to collect on or otherwise exercise rights or remedies with respect to pre-petition claims, including accrued interest on the senior secured second lien notes, during the pendency of the Chapter 11 Cases.

Plan of Reorganization (the “Plan”)

Pursuant to the Plan, the significant transactions that occurred upon emergence from bankruptcy were as follows:

•                  $375,000 of 10.25% senior secured second lien notes due 2019, plus outstanding and accrued interest of approximately $41,600 and second lien noteholders cash investment of $89,939 were exchanged for 97% of the post-emergence Company’s common stock;

•                  the Company’s pre-petition common stock was cancelled, and the current stockholders received approximately 3% of the post-emergence Company’s common stock. Warrants to purchase up to 1,250,000 common stock equity interests, or 4.3% of the reorganized Company’s equity were issued;

•                  the Company’s first lien lenders provided an amended and restated four-year revolving credit facility and associated term loans (the “New Credit Facility”). The total consolidated commitment under the new credit facility is $716,688, including a U.S. revolving credit facility of $496,838, a Canadian revolving credit facility of $149,222, and U.S. term loans in an original principal amount of $70,628.  See Note 8 for further information; and

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

•                  on the Effective Date of the Plan, existing management incentive plans were deemed to have been terminated, cancelled, and of no further force and effect.  Subsequent to the Effective Date of the Plan, a new management incentive plan was established consisting of restricted stock units more fully described in Note 10.

In accordance with the Plan, the post-emergence Company’s new board of directors is made up of seven directors including the Chief Executive Officer.

Financial Statement Classification of Liabilities Subject to Compromise

As of December 21, 2017, the financial statements include amounts considered as liabilities subject to compromise, consisting of Senior Notes and accrued interest on Senior Notes, which were equitized upon emergence from bankruptcy on March 2, 2017.

Fresh Start Accounting

Upon the Company’s emergence from Chapter 11 bankruptcy, the Company adopted fresh start accounting, pursuant to FASB ASC 852, “Reorganizations”, and applied fresh start accounting to its financial statements because (i) the holders of existing voting shares of the Company prior to its emergence received less than 50% of the voting shares of the Company outstanding following its emergence from bankruptcy and (ii) the reorganization value of the Company’s assets immediately prior to confirmation of the plan of reorganization was less than the post-petition liabilities and allowed claims.  Adopting fresh start accounting results in a new reporting entity for financial reporting purposes with no beginning retained earnings or deficit as of the fresh start reporting date.

The cancellation of all existing shares outstanding on the Effective Date and issuance of new shares of the Successor Company caused a related change of control of the Company under ASC 852. As a result of the application of fresh start accounting, as well as the effects of the implementation of the Plan, the consolidated financial statements as of March 2, 2017 forward are not comparable with the consolidated financial statements prior to that date which were prepared on a historical basis of accounting. References to “Successor” or “Successor Company” relate to the financial position and results of operations of the reorganized Company subsequent to March 2, 2017. References to “Predecessor” or “Predecessor Company” refer to the financial position and results of operations of the Company prior to and including March 2, 2017. As a result of the application of fresh start accounting and the effects of the implementation of the Plan of Reorganization, the financial statements on or after March 3, 2017 are not comparable to the financial statements prior to that date.

The Company elected to apply fresh start accounting effective March 1, 2017, to coincide with the start of its normal monthly accounting period, which resulted in the Company becoming a new entity for financial reporting purposes. The Company evaluated and concluded that events between March 1, 2017 and March 3, 2017 were immaterial and use of an accounting convenience date of March 1, 2017 was appropriate. As such, fresh start accounting is reflected in the accompanying consolidated balance sheet as of September 30, 2017 and related fresh start adjustments are included in the accompanying statement of operations for the period from October 1, 2016 through March 2, 2017 (the “Predecessor 2017 Period”).

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Reorganization Value

Reorganization value represents the fair value of the Successor Company’s total assets and is intended to approximate the amount a willing buyer would pay for the assets immediately after restructuring. Under fresh start accounting, the Company allocated the reorganization value to individual assets based on their estimated fair values.

The Company’s reorganization value was derived from an estimate of enterprise value. Enterprise value represents the estimated fair value of an entity’s long-term debt and stockholders’ equity. In support of the Plan, the enterprise value of the Successor Company was estimated and approved by the bankruptcy court to be in the range of $896,000 to $1,107,000. This valuation analysis was prepared using financial projections and applying standard valuation techniques, including discounted cash flow analysis, selected comparable company analyses, and selected precedent transaction analysis.  The estimates set forth herein are not necessarily indicative of actual outcomes, and there can be no assurance that the estimates, projections or assumptions will be realized.

Based on the estimates and assumptions used in determining the enterprise value, the Company estimated the enterprise value to be approximately $994,477.

The following table reconciles the enterprise value to the estimated fair value of the Successor Company’s common stock as of the Effective Date:

March 2, 2017
Enterprise Value	$994,477
Less: Fair value of interest bearing liabilities	(546,288)
Less: Fair value of warrants tranch 1	(3,175)
Less: Fair value of warrants tranch 2	(1,795)
Fair value of Successor common stock	$443,219

The following table reconciles the enterprise value to the estimated reorganization value as of the Effective Date:

March 2, 2017
Enterprise Value	$994,477
Plus: Fair value of non-interest bearing liabilities	108,783
Reorganization value of Successor assets	$1,103,260

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Consolidated Balance Sheet

The adjustments set forth in the following consolidated balance sheet reflect the effect of the consummation of the transactions contemplated by the Plan (reflected in the column “Reorganization Adjustments”) as well as fair value adjustments as a result of the adoption of fresh start accounting (reflected in the column “Fresh Start Adjustments”).  The explanatory notes highlight methods used to determine fair values or other amounts of the assets and liabilities as well as significant assumptions.

	Predecessor Company	Reorganization Adjustments		Fresh Start Adjustments		Successor Company
Assets
Cash	$1,206	$22,293	(1)	$—		$23,499
Accounts receivable	60,963	—		—		60,963
Lease receivables	2,993	—		—		2,993
Prepaid expenses and other current assets	17,300	(1,064	)(2)	(4,558	)(12)	11,678
Total current assets	82,462	21,229		(4,558)		99,133
Rental equipment	1,011,976	—		(150,418	)(13)	861,558
Other property and equipment	119,827	—		8,121	(14)	127,948
Goodwill and other intangibles	13,737	—		(209	)(15)	13,528
Other non-current assets	1,093	—		—		1,093
Total assets	$1,229,095	$21,229		$(147,064)		$1,103,260
Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$9,790	$—		$—		$9,790
Accrued expenses	29,983	9,560	(3)	—		39,543
Current portion of deferred gain on sale of other property	1,368	—		(1,368	)(16)	—
Advance rents	14,769	—		(9,944	)(17)	4,825
Current portion of term loans	—	5,664	(4)	—		5,664
Asset based revolver	604,027	(138,390	)(5)	10,023	(18)	475,660
Liabilities subject to compromise	416,641	(416,641	)(6)	—		—
Total current liabilities	1,076,578	(539,807)		(1,289)		535,482
Deferred gain on sale of other property and equipment	10,418			(10,418	)(16)	—
Term loans	—	64,964	(4)			64,964
Deferred income taxes	61,439	7,032	(7)	(13,846	)(19)	54,625
Total liabilities	1,148,435	(467,811)		(25,553)		655,071
Commitments and Contingencies
Stockholders’ Equity
Predecessor Class A Common Stock	2	—		(2	)(20)	—
Predecessor Common Stock	35	—		(35	)(20)	—
Successor Common Stock	—	292	(8)	—		292
Predecessor Additional paid-in capital	346,434	847	(9)	(347,281	)(20)	—
Successor Additional paid-in capital	—	442,927	(10)	—		442,927
Warrants	—	4,970	(10)	—		4,970
Retained earnings/(accumulated deficit)	(249,063)	40,004	(11)	209,059	(20)	—
Accumulated other comprehensive loss	(16,748)	—		16,748	(20)	—
Total stockholders’ equity	80,660	489,040		(121,511)		448,189
Total liabilities and stockholders’ equity	$1,229,095	$21,229		$(147,064)		$1,103,260

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Reorganization Adjustments

1.              Reflects the net cash payments recorded as of the Effective Date from the implementation of the Plan:

Sources:
Proceeds from New Credit Facility	$32,200
Proceeds from equity issued to second lien noteholders	89,939
Total Sources	$122,139

Uses:
Repayment of prior Credit Facility	$(89,939)
Financing costs paid for New Credit Facility	$(8,960)
Predecessor accounts payable paid upon emergence	(947)
Total Uses	(99,846)
Net Sources	$22,293

2.              Reclassification of professional fees capitalized in connection with New Credit Facility from other assets to asset based revolver.

3.              Reflects the settlement of accrued interest on the Senior Notes and the payment and accrual of expenses as follows:

Predecessor accounts payable paid upon emergence	$(947)
Accrual for professional advisor fees earned on emergence	10,507
Total increase to accrued expense	$9,560

4.              Under the New Credit Facility, a portion of the loan balance amounting to $70,628 as of the Effective Date was classified as a Term Loan as more fully described in Note 8.

5.              Reflects net cash repayments to the prior Credit Facility and borrowings under New Credit Facility as follows:

Repayment of prior credit facility with proceeds from second lien noteholders	$(89,939)
Reclassification of a portion of the New Credit Facility to Term Loan	(70,628)
Proceeds from New Credit Facility	32,200
Debt issuance costs incurred in connection with New Credit Facility	(10,023)
Net reduction to Credit Facility borrowings	$(138,390)

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

6.              The Senior Notes and the accrued interest on the Senior Notes were settled as follows in accordance with the Plan:

Senior Notes due 2019	$375,000
Accrued interest on Senior Notes	41,641
Liabilities subject to compromise of the Predecessor Company (LSTC)	416,641
Fair value of equity issued to former holders of the senior notes of predecessor	(429,923)
Cash proceeds received for issuance of equity to former holders of senior notes	89,939
Gain on settlement of Liabilities subject to compromise	$76,657

7.              Reduction of deferred tax liability related to reorganization adjustments.

8.              Reflects the issuance of 29,233,375 shares of common stock, $0.01 par value, in the Successor Company.

9.              Reflects the accelerated recognition of stock compensation expense related to the Predecessor Company stock based compensation plans. See Note 10 for further information.

10.       Reflects the issuance of 29,233,375 shares of common stock at a per share fair value of $15.16 and the issuance of Warrants with a fair value of $4,970.

11.       Reflects the cumulative impact of reorganization adjustments impacting the statement of operations and adjustments which were made directly to accumulated deficit:

Gain on settlement of Liabilities subject to compromise	$76,657
Fair value of equity issued to Predecessor Company shareholders	(13,297)
Fair value of Warrants issued	(4,970)
Accrual for professional advisor fees earned on emergence	(10,507)
Cancellation of Predecessor Company stock options	(847)
Tax expense on reorganization adjustments	(7,032)
Net impact to accumulated deficit	$40,004

Fresh Start Adjustments

12.       Reflects the write-off of unamortized historical initial direct costs for lease originations.

13.       Reflects the adjustment to state the Company’s rental equipment at fair value.  A combination of the cost and market approaches were utilized to determine fair value.  The market approach relies upon recent sales, asset-level attributes and estimated costs to condition assets for sale to arrive at probable selling prices.  The cost approach considers the amount required to construct or purchase a new asset of equal utility at current prices, with adjustments for physical condition and functional and economic obsolescence.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

14.       Reflects the adjustment to state the Company’s other property and equipment at fair value.  A combination of the cost and market approaches were utilized to determine fair value.  The cost approach discussed above was utilized for buildings, equipment and leasehold improvements.  A sales comparison (market) approach was utilized for land, relying upon recent selling prices of comparable properties in comparable markets.

15.       Reflects the write-off of Predecessor Company goodwill and indefinite-lived intangible assets totaling $13,737, the recognition of an intangible trade name and trademarks asset of $8,718 and the recognition of a lease interest asset of $4,810 based on the fair value of certain of the Company’s leased premises.  The fair value of the Company’s intangible trade name and trademarks asset was determined using a relief from royalty approach, which utilized comparable company arm’s length royalty rates based upon the Company’s products and services.  The relief from royalty approach also utilized projected revenue estimates.   The fair value of the lease interest asset was determined by comparing the difference between the net present value of market rents and contractual rents over the remaining lease terms.

16.       Reflects the recognition of the remaining deferred gain on sale of other property and equipment.

17.       Reflects the recognition of income on customer lease payments which were received in advance of the period to which they apply and for which the performance of services by the Company have been completed.

18.       Reflects the write-off of financing costs to state the New Credit Facility at its fair value.

19.       Reduction of deferred tax liability related to fresh start adjustments.

20.       Reflects the cancellation of the Predecessor Company equity to retained earnings, cancellation of Predecessor Company accumulated other comprehensive loss, and the cumulative impact of fresh start adjustments as discussed above.

Reorganization Items

Reorganization items represent liabilities settled, net of amounts incurred subsequent to the Chapter 11 filing as a direct result of the Plan and are classified as net loss on reorganization items in the accompanying consolidated statement of operations.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

The following table summarizes reorganization items

Predecessor
Period from October 1, 2016 to March 2, 2017
Gain on settlement of liabilities subject to compromise	$(76,657)
Write-off of unamortized financing costs associated with Senior Notes	4,671
Accrual for professional advisor fees earned on emergence	10,507
Write-off of Predecessor Company accumulated other comprehensive loss	16,748
Recognition of expense on cancellation of stock based compensation plans	847
Fresh start adjustments, excluding deferred taxes	135,357
Reorganization legal and professional fees	5,648
Loss on reorganization items, net	$97,121

2.                            Summary of Significant Accounting Policies

Change in Accounting Principle

Effective October 1, 2015, the Company changed accounting principles for goodwill. The Company previously amortized goodwill in accordance with Private Company Standards. The Company has adopted the accounting principle where goodwill is not amortized, but reviewed for impairment at least annually, or more frequently when events or changes in circumstances indicate that the carrying value may not be recoverable. The Company performs an annual impairment analysis of goodwill as of July 31 each fiscal year. The Company may assess its goodwill for impairment initially using a qualitative approach (“step zero”) to determine whether conditions exist to indicate that it is more likely than not the fair value of a reporting unit is less than its carrying value. If management concludes, based upon its assessment of relevant events, facts and circumstances that it is more likely than not that the reporting units carrying value is greater than its fair value, then a quantitative analysis will be performed to determine if there is any impairment. The quantitative assessment for goodwill is a two-step assessment. “Step one” requires comparing the carrying value of a reporting unit, including goodwill, to its fair value using the income approach. The income approach uses a discounted cash flow model, which involves significant estimates and assumptions, including preparation of revenue and profitability growth forecasts, selection of a discount rate, and selection of a terminal year multiple. If the fair value of the respective reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and no further testing is required. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is to measure the amount of impairment loss, if any. “Step two” compares the implied fair value of goodwill to the carrying amount of goodwill. The implied fair value of goodwill is determined by a hypothetical purchase price allocation using the reporting unit’s fair value as the purchase price. If the carrying amount of goodwill exceeds the implied fair value, an impairment charge is recorded to write down goodwill to its implied fair value and is recorded as a selling, general and administrative expense within the Company’s consolidated statement of operations and comprehensive income (loss).

Following are the impacts to financial statement line items as a result of the change in accounting principle for the periods presented in the accompanying consolidated financial statements:

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

•                  A $4,809 reduction of amortization expense and $4,809 increase to goodwill impairment charge recognized in the statement of operations for the Predecessor fiscal year ended September 30, 2016; and

•                  A $463 reduction of amortization expense and $463 increase to loss on reorganization items recognized in the statement of operations for the Predecessor period from October 1, 2016 to March 2, 2017.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows:

Reporting Entity

The consolidated financial statements include the accounts of Modular Space Holdings, Inc. and its wholly owned subsidiaries Modular Space Intermediate Holdings, Inc., MSC, Chippewa, RMI, MFSC, MGFS, GMS, and CMSI.  The Company does not have any subsidiaries in which it does not own 100% of the outstanding stock.  All intercompany activity has been eliminated in the preparation of the consolidated financial statements.

Fresh Start Accounting

Upon emergence from bankruptcy on the Effective Date, the Company applied fresh start accounting, resulting in the Company becoming a new entity for financial reporting purposes (see Note 1 — Fresh Start Accounting for further information).  As a result of the application of fresh start accounting, the Company reflected the disposition of its pre-petition debt and changes in its equity structure in its balance sheet as of the Effective Date. Accordingly, all financial statements prior to March 3, 2017 are referred to as those of the “Predecessor Company”, as they reflect the periods prior to application of fresh start accounting. The balance sheet as of September 30, 2017, and the financial statements for periods subsequent to March 2, 2017, are referred to as those of the “Successor Company.”  Under fresh start accounting, the Company’s assets and liabilities were adjusted to their fair values, and a reorganization value for the entity was determined by the Company based upon the estimated fair value of the enterprise before considering values allocated to debt to be settled in the reorganization. The fresh start adjustments are material and affect the Company’s results of operations from and after March 3, 2017. As a result of the application of fresh start accounting and the effects of the implementation of the Plan of Reorganization, the financial statements on or after March 3, 2017 are not comparable to the financial statements prior to that date.  References to “Successor” or “Successor Company” relate to the financial position and results of operations of the reorganized Company subsequent to March 2, 2017. References to “Predecessor” or “Predecessor Company” refer to the financial position and results of operations of the Company prior to and including March 2, 2017.

Revenue Recognition

The Company generates revenue from leasing units and providing related products and services (including delivery, installation, maintenance, and removal of lease units and other associated products and services, and the rental of steps, decks, ramps, and furniture), and from sales of new and used rental equipment.  Where applicable, the Company’s revenue recognition policy takes into consideration the guidance for Revenue Arrangements with Multiple Deliverables.

The Company accounts for lease transactions as operating, sales-type or direct financing based on the terms of the contractual lease arrangement.  The Company’s primary business is conducted through operating leases.  Leasing revenue from operating leases is recognized in income on a straight-line basis over the lease term. Leasing billings for periods extending beyond month-end or

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

billings in excess of earned revenue are deferred and recorded as Advance Rents in the Company’s consolidated balance sheet.

Revenue from delivery, maintenance, installation and removal services associated with rental activities is generally recognized upon completion of the related services.

Revenue from the sale of new units and used rental equipment, including delivery and installation revenue, is generally recognized upon delivery and installation of the units, since the transfer of the risks and rewards of ownership generally occurs upon delivery, installation and completion of the Company’s other obligations pursuant to the sale agreement.  Certain arrangements to sell units under long-term construction-type sales contracts are recognized under the percentage of completion method.  Under this method, income is recognized in proportion to the incurred costs to date under the contract compared to estimated total costs of the project. Revenue from short-term service-type projects is recognized when the services are complete.

Revenue from sales-type leases and the related accounts receivable are recognized upon delivery and installation of the equipment and the unearned interest is recognized over the lease term on a basis which results in a constant rate of return on the unrecovered lease investment.

Accounts Receivable

The Company’s accounts receivable primarily consist of amounts due from customers for operating lease rentals, services and equipment sales.  The Company sells primarily on 30-day terms, individually performs credit evaluation procedures on its customers and requires security deposits or guarantees from its customers when a significant credit risk is identified.  The Company records an allowance for doubtful accounts by charging operations in amounts equal to the estimated losses expected to be incurred in the collection of the accounts.  The Company reviews the adequacy of the provision on at least a quarterly basis.  The estimated losses are based on historical collection experience in conjunction with an evaluation of the current status of the existing accounts.  Customer accounts are written off against the allowance for doubtful accounts when management determines an account to be uncollectible. As a result of the application of fresh start accounting, the Company’s accounts receivable balance was recorded at fair value on the Effective Date.  Accordingly, the allowance for doubtful accounts reset to $0 on March 2, 2017.

Concentration of Credit Risk

Financial instruments which potentially expose the Company to concentrations of credit risk include cash and cash equivalents, and accounts receivable.

The Company maintains cash and cash equivalents with various major financial institutions.  Concentrations of credit risk with respect to receivables are generally limited due to the Company’s large number of customers and their geographic dispersion across the United States and Canada within many different industries.  At September 30, 2017, no customer accounts for more than 10.0% of the Company’s receivables.

The Company’s counterparties generally consist of large financial institutions.  The Company monitors its positions with these counterparties and the credit quality of these financial institutions.  At September 30, 2017 and 2016, the Company had no significant concentrations of credit risk.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Rental Equipment and Other Property and Equipment

Rental equipment and other property, plant, and equipment are carried at cost less accumulated depreciation.  The costs of refurbishments and betterments are capitalized to the extent that the improvement significantly adds value to or extends the life of the equipment.  Maintenance and repairs are expensed as incurred.  Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives.  The estimated service life for rental equipment is generally 20 years, with an estimated residual value of 50% of cost.  The costs of refurbishments are depreciated over a 10-year life.  The costs of betterments are depreciated over a 4-year life.  Component parts which are included in rental equipment are depreciated over a 5-year life.  Additional lease costs on customer operating leases are depreciated over the remaining lease term.  Beginning in 2013, the Company expanded upon its refurbishment capabilities to include the rebuild of assets to bring rental equipment to new condition.  The costs of rebuilding assets are capitalized and depreciated over 20 years with an estimated residual value of 50% of cost. The net book value of the asset at the point in time the asset is rebuilt is generally reduced to the estimated value of the base running frame, by accelerating the depreciation of the asset. The estimated service lives of other property and equipment range from 3 to 39 years. The straight-line method of depreciation is used for substantially all assets for financial reporting purposes, and accelerated methods are used for tax purposes.

Rental equipment is reviewed for impairment whenever events or circumstances have occurred that would indicate the carrying amount may not be fully recoverable.  A key element in determining the recoverability of the rental equipment’s carrying value is the Company’s outlook as to the future market conditions for its equipment.  If the carrying amount is not fully recoverable, an impairment loss is recognized to reduce the carrying amount to fair value.  The Company would determine fair value based upon the condition of the equipment, appraised values, and the projected net cash flows from the sale and/or rental of such equipment considering current market conditions. In connection with the Company’s plan of reorganization, carrying amounts for rental equipment and other property and equipment were assessed for recoverability utilizing an undiscounted cash flow approach.  The carrying amounts were determined to be fully recoverable as of September 30, 2016.  In accordance with fresh start accounting, a reduction to the carrying value of rental equipment of $150,418 and an increase to other property and equipment of $8,121 was recorded on the Predecessor Company for the period ended March 2, 2017, respectively. See Note 1 for further information. During the Successor period ended September 30, 2017, the Company determined that no impairment triggering events were noted for rental equipment and other property and equipment.

The Company periodically performs assessments of the useful lives and salvage values of assets. In evaluating useful lives and salvage values, the Company considers how long assets will remain functionally efficient and effective, given levels of technology, competitive factors, and the economic environment. If the assessment indicates that the assets will be used for a period different than previously anticipated, and/or results in a different residual value at the end of the assets’ useful life, the useful life and residual values of the assets are revised, resulting in a change in estimate. Changes in estimates are accounted for on a prospective basis by depreciating the assets’ current carrying values over their revised remaining useful lives.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Goodwill and Other Intangibles

Goodwill and other indefinite lived intangible assets are carried at cost and are not amortized.  The Company tests goodwill and intangible assets deemed to have an indefinite life for impairment on an annual basis, or whenever events or changes in circumstances indicate that the carrying value may not be recoverable, relying on a number of factors including operating results, business plans and future cash flows.  The Company performs the annual assessment as of July 31 each fiscal year.

The Company identified triggering events during 2016 and recorded an impairment charge of $35,484 as a result of the impairment analysis.  There was goodwill was recognized from the application of fresh start accounting.

Other intangibles are amortized on a straight-line basis over their estimated useful lives (or legal lives if shorter).  Other indefinite-lived intangible assets are carried at cost and are not amortized.  Indefinite-lived intangible assets are reviewed for impairment annually on a qualitative basis, to determine whether events or circumstances have occurred that would indicate such assets might be impaired. The Company reviews its other intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable.  If it is determined that an impairment based on expected future undiscounted cash flows exists, then the loss is recognized in the consolidated statements of operations.  The amount of the impairment is the excess of the carrying amount of the asset over the fair value of the asset.  The fair value represents expected future cash flows from the use of the assets, discounted at the rate used to evaluate potential investments.

In accordance with fresh start accounting, the carrying values of the Predecessor Company goodwill asset was eliminated during the Predecessor period ended March 2, 2017. In connection with the adoption of fresh start accounting, the Company reviewed its lease arrangements and determined that certain leases were at favorable market terms.  Accordingly, the Company recognized a leasehold interest asset in the amount of $4,810. In addition, in connection with the fresh start accounting valuation, the Company re-measured and established a new basis of its an indefinite-lived trade name and /trademarks asset in the amount of $8,718 as of the Successor date. See Note 1 and Note 7 for further information.  No Successor goodwill was identified in connection with the adoption of fresh start accounting.

Income Taxes

Income taxes are provided for in accordance with the liability method.  Accordingly, deferred tax liabilities and assets are recognized for temporary differences or carryforwards that will result in net taxable income or deductible amounts in future periods.  Deferred tax expense or benefit is the result of changes in the net liability for deferred taxes.

A valuation allowance is provided for deferred tax assets when realization of such assets is not considered to be more likely than not.  Adjustments to the deferred income tax valuation allowance are made periodically based on management’s assessment of the recoverability of the related assets.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period that includes the enactment date.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

The Company uses a two-step approach to recognize and measure uncertain tax positions.  The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation process, if any.  The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.  The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income before taxes.  Penalties and associated interest costs are recorded in selling, general and administrative expenses in the consolidated statements of operations.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  The carrying amount of these investments approximates fair value.

Fair Value of Financial Instruments

Financial instruments consist primarily of cash and cash equivalents, accounts receivable, asset based revolver and senior notes, accounts payable and derivatives.  At September 30, 2017 and 2016, with the exception of the asset based revolver, and senior notes (Note 8), the fair value of these instruments approximates the carrying amount due to the liquidity of these financial instruments or short-term maturities of these instruments.

Deferred Financing Costs

Deferred financing costs relate to costs incurred by the Company associated with its asset based revolver, senior notes and term loan arrangements.  Deferred financing costs are amortized over the life of the related debt on a straight-line basis.  Amortizing the deferred financing costs using the straight-line method approximates the effective interest method.  If a debt instrument is retired early, the related unamortized deferred financing costs are written off in the period the debt is retired.  If the debt instrument is modified or exchanged, the related unamortized financing costs are deferred and amortized over the term of the new arrangement.

In 2016, the Company incurred $6,438 in financing costs related to amendment and forbearance agreements, which were amortized over the respective agreement periods.  In 2017 the Company incurred $4,961 in financing costs related to amendment and forbearance agreements.

In accordance with fresh start accounting, the balance of the Predecessor Company deferred financing fees were eliminated during the Predecessor Company period ended March 2, 2017. See Note 1 for further information.

The components of deferred financing costs at September 30, 2017 and 2016 are as follows:

	Successor	Predecessor
	2017	2016
Deferred Financing Costs	$—	$37,243
Accumulated amortization	—	(30,681)
Ending balance, September 30	$—	$6,562

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Foreign Currency Translation and Transactions

The Company’s balance sheet accounts of its Canadian subsidiary are translated into U.S. dollars at period end exchange rates.  Income statement amounts of the Canadian subsidiary are translated into U.S. dollars at the average exchange rate for each month within the year.  The resulting translation adjustments are recorded as a separate component of stockholders’ equity.  Gains or losses on certain long-term intercompany transactions, which are considered permanent in nature, are treated in the same manner as translation adjustments.  All other foreign currency transaction gains and losses are included in net earnings.  Gains/(Losses) included in net earnings of $47, $(47), $(294) and $(1,649) for the Successor period ended September 30, 2017, the Predecessor period ended March 2, 2017 and the Predecessor years ended September 30, 2016, and September 30, 2015 respectively, were included in selling, general and administrative expenses in the accompanying statements of operations.

Derivatives

From time to time, the Company has executed interest rate swap and interest rate cap agreements that are designated by management as cash flow hedging instruments.  The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objective and strategy for undertaking various hedge transactions.  The Company’s hedging activities are transacted only with highly-rated institutions, reducing the exposure to credit risk in the event of nonperformance.  The objective of such instruments is to reduce the variability of future cash flows for interest payments on selected amounts of borrowings outstanding under a variable rate revolving credit facility and a variable rate term loan.  All such derivatives are included in the balance sheet at fair value and the changes in the fair value of these hedging instruments are recorded as other comprehensive income (loss), a component of stockholders’ equity, to the extent they are effective and in earnings when they are ineffective.  The Company did not execute any new interest rate swap or interest rate cap agreements during 2017, 2016 or 2015 and all existing swap agreements matured by May 2016.

Stock-Based Compensation

Prior to the Effective Date, the Company recognized compensation expense for time-based stock option awards granted based on the estimated grant date fair value of the award calculated using the Black-Scholes option pricing model.  Under the fair value recognition provisions, the Company recognized share-based compensation expense only for those shares expected to vest.  The Company recognized total compensation expense of share-based awards subject only to service-based vesting conditions, net of expected forfeitures, on a straight-line basis over the requisite service period of the award which is generally the vesting period.

In October 2009 and June 2013, pursuant to the 2009 Long-Term Incentive Pool Plan, the Company granted its employees stock options and restricted share-awards with vesting subject to performance and service-based conditions.  The Company was required to assess the probability that such performance conditions would be met.  If the likelihood of the performance condition being met was deemed probable, the Company would recognize expense over the estimated requisite service period.  The Company uses Monte Carlo simulation models to estimate the fair value of performance based stock option and restricted share awards.

In connection with the plan of reorganization as described in Note 1, all obligations of the Company under its Predecessor stock-based compensation plans were discharged and effectively cancelled all outstanding stock options and restricted shares.  As a result, the Company recorded a

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

reorganization adjustment which reflects accelerated recognition of compensation expense of $847, representing the unrecognized stock compensation related to Predecessor awards which were cancelled in connection with the plan of reorganization.

Pursuant to the plan of reorganization, the Company issued restricted stock units through its Management Incentive Plan.  The fair value of restricted stock units is calculated using the Monte Carlo simulation model.  The Company recognizes compensation expense related to restricted stock units only for those units expected to vest, taking into account performance and serviced based conditions. If the likelihood of the performance condition being met is deemed probable, the Company will recognize expense over the estimated requisite service period.

Advertising Costs

The Company incurs advertising costs to support sales and marketing initiatives.  Such costs were $1,978, $1,194, $3,206 and $3,222 for the Successor period ended September 30, 2017, the Predecessor period ended March 2, 2017 and the Predecessor years ended September 30, 2016, and September 30, 2015, respectively, and are included within selling, general, and administrative expenses on the consolidated statements of operations. Advertising costs are expensed as incurred.

Recent Accounting Pronouncements

ASU No. 2014-09 - Revenue from Contracts with Customers was issued in May 2014, which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and will supersede most of the existing revenue recognition guidance. The core principle of ASU 2014-09 is that an entity recognizes revenue at the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In applying the new guidance, the Company must (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the contract’s performance obligations; and (5) recognize revenue when the Company satisfies a performance obligation. ASU 2014-09 applies to all contracts with customers except those that are within the scope of other topics in the FASB Accounting Standards Codification. The amendments in this Update are effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019 as amended by ASU 2015-14. The impact of adopting this ASU has not been determined by the Company.

ASU No. 2015-14 - Revenue from Contracts with Customers, Deferral of the Effective Date, was issued in August 2015, which stated that non-public entities should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2018. Non-public entities may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016. Non-public entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in Update 2014-09. The impact of adopting this ASU has not been determined by the Company.

ASU No. 2016-02 - Leases (Topic 842), was issued in February 2016, which will increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

amendments in this Update are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted. The impact of adopting this ASU has not been determined by the Company.

ASU No. 2016-09 - Improvements to Employee Share-Based Payment Accounting was issued in March 2016. The areas for simplification in this Update involve several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Some of the areas for simplification apply only to nonpublic entities. The amendments are effective for annual periods beginning after December 15, 2017. Early adoption is permitted for any entity in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The impact of adopting this ASU has not been determined by the Company.

ASU No. 2016-10 - Revenue from Contracts with Customers, Identifying Performance Obligations and Licensing was issued in April 2016. This amended FASB’s new recognition guidance on identifying performance obligations to allow entities to disregard items that are immaterial in the context of the contract, clarify when a promised good or service is separately identifiable (i.e., distinct within the context of the contract) and allow an entity to elect to account for the cost of shipping and handling performed after control of a good has been transferred to the customer as a fulfillment cost (i.e., an expense). The impact of adopting this ASU has not been determined by the Company.

ASU No. 2016-12 - Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients was issued in May 2016 and amends ASU 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective.  The amendments in this update clarify that, for a contract to be considered completed at transition, all (or substantially all) of the revenue must have been recognized under legacy GAAP. This Update also added an expedient to ease transition for contracts that were modified prior to adoption of the new revenue standard, clarifies how an entity should evaluate the collectability threshold and when an entity can recognize non-refundable considerations received as revenue if the arrangement does not meet the standard’s contract criteria. The amendments in this Update should be adopted concurrent with adoption of ASU 2014-09. The impact of adopting this ASU has not been determined by the Company.

ASU No. 2016-15 - Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force) was issued in August 2016 and provides clarification about the presentation and classification of certain cash flow items including debt prepayments, debt extinguishment costs, contingent considerations payments, and insurance proceeds, among other things. The guidance in this Update is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The impact of adopting this ASU has not been determined by the Company.

ASU No. 2016-16 - Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory was issued in October 2016. The amendments in this Update require that entities recognize the income tax consequences of an intra-entity transfer of an asset other than inventory when the transfer occurs as opposed to when the asset is transferred to an outside party as required under current U.S. GAAP. The guidance in this Update is effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

December 15, 2019. Early adoption is permitted. The impact of adopting this ASU has not been determined by the Company.

ASU No. 2017-09 - Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting was issued in May 2017. This amendment provides guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. The amendments in this Update are effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. Early adoption is permitted. The impact of adopting this ASU has not been determined by the Company.

Recently Adopted Guidance

ASU No. 2013-05 - Foreign Currency Matters (Topic 830)- Parent’s Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity. This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary. For the Company, the update is effective prospectively beginning on October 1, 2015. The impact of adopting this ASU is not material to the Company.

ASU No. 2014-12 - Compensation-Stock Compensation (Topic 718) - Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period a consensus of the FASB Emerging Issues Task Force. The amendments in this update require that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The amendments in this update are effective for the Company for annual periods and interim periods beginning on October 1, 2016. Earlier adoption is permitted. Adoption of this ASU is not material to the Company.

ASU 2014-15 -  Presentation of Financial Statements — Going Concern, which provides guidance that explicitly requires an entity’s management to assess the entity’s ability to continue as a going concern. The new guidance requires an entity to evaluate, at each interim and annual period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued (or are available to be issued) and to provide related disclosures, if applicable. Management adopted ASU 2014-15 in 2016 and identified certain conditions and events which are disclosed in Note 1 to the financial statements.

ASU No. 2015-03 - Interest — Imputation of Interest (Subtopic 835-30) - Simplifying the Presentation of Debt Issuance Costs, was issued in April 2015 and was updated by ASU 2015-15 - Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, in August of 2015. ASU No. 2015-03 simplifies the presentation of

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

debt issuances costs. Debt issuance costs related to a recognized debt liability will be presented on the balance sheet as a direct deduction from the debt liability, similar to the presentation of debt discounts. Under current U.S. GAAP, debt issuance costs are reported on the balance sheet as assets. The costs will continue to be amortized to interest expense using the effective interest method. This standard is effective for the Company on October 1, 2016. The application of this guidance will result in a reclassification of debt financing costs from assets to a reduction of the specific debt liability, and will not affect the Company’s consolidated statement of operations or cash flow. The impact of adopting this ASU is not material to the Company.

ASU No. 2015-17 - Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes was issued in November 2015. The amendment requires deferred tax liabilities and assets to be classified as noncurrent. The amended guidance is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company adopted this ASU in 2017 and retrospectively applied it to 2016.

ASU No. 2016-03 - Effective Date and Transition Guidance was issued in March 2016. The amendments in this Update remove the effective date of the private company alternative for accounting for Goodwill and provides transition provisions that permit private companies that voluntarily elect the goodwill accounting alternative provided in Update 2014-02 to apply the accounting alternative prospectively.

Additionally, the amendments also include transition provisions that allow private companies to forgo a preferability assessment the first time they elect the accounting alternatives within the scope of this Update. Forgoing an initial preferability assessment allows private companies to adopt a private company accounting alternative within the scope of this Update when those companies experience a change in circumstances or management’s strategic plan.

Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and reported revenues and expenses.  Actual results could differ from those estimates.  The most significant estimates included within the financial statements are the allowance for doubtful accounts, the estimated useful lives and residual values of the rental equipment and other property and equipment, and potential asset impairments of intangibles.

In recent years there have been significant challenges in many of the markets we operate as a result of a general economic downturn.  These challenges may continue to exist in future years and may result in decreased demand for our products which may have a significant impact on our business and we may need to revise certain estimates we have made.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

Correction of Prior Period Errors (Predecessor)

In connection with the Company’s year-end close processes in 2016 and 2015, the Company identified accounting errors related to prior periods.  Prior period financial statements were not revised.  The correction of these errors resulted in an increase to pretax loss of $282, and an

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

increase to tax expense of $1,020 in 2016 and increase to pretax loss of $2,400 in 2015.  The errors and correction thereof are not material to any affected period as the adjustments are not material to the current or prior period financial statements taken as a whole.

3.                            Lease Receivables

The components of lease receivables, which include both direct financing leases and sales-type leases, at September 30, 2017 and 2016, are as follows:

	Successor	Predecessor
	2017	2016
Minimum lease payments receivable	$2,396	$3,615
Allowance for doubtful accounts	(63)	(194)
Less unearned income	(304)	(478)
Net investment in lease receivables	$2,029	2,943

Interest recognized on lease receivables of $159, $133, $346, and $455 for the Successor period ended September 30, 2017, the Predecessor period ended March 2, 2017 and the Predecessor years ended September 30, 2016, and September 30, 2015, respectively, is included in leasing revenue.

As of September 30, 2017, future minimum lease payments under non-cancellable finance leases to be received in 2018 and thereafter are as follows:

Fiscal year ending September 30,
2018	$1,071
2019	623
2020	428
2021	243
2022	31
Thereafter	—
Minimum lease payments receivable	$2,396

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

4.                            Operating Lease Receivables

As of September 30, 2017, future minimum rental payments due to the Company under non-cancellable operating leases of rental equipment to be received in 2018 and thereafter are as follows:

Fiscal year ending September 30.
2018	$88,307
2019	29,265
2020	11,147
2021	4,910
2022	1,816
Thereafter	206
Minimum Operating Lease Receivables	$135,651

5.                            Rental Equipment

The components of rental equipment at September 30, 2017 and 2016 are as follows:

	Successor	Predecessor
	2017	2016
Mobile offices and modular structures	$883,202	$1,425,417
Additional lease costs	1,771	2,112
	884,973	1,427,529
Less accumulated depreciation	(29,571)	(399,499)
Rental equipment, net	$855,402	$1,028,030

Depreciation expense of rental equipment of $29,811, $26,288, $62,558, and $72,011 for the Successor period ended September 30, 2017, the Predecessor period ended March 2, 2017 and the Predecessor years ended September 30, 2016, and September 30, 2015, respectively, is included in total leasing and sales costs in the consolidated statements of operations.  Included in depreciation expense is $493, $4,490, $7,455, and $15,206 of accelerated depreciation expense for the Successor period ended September 30, 2017, the Predecessor period ended March 2, 2017 and the Predecessor years ended September 30, 2016 and 2015, respectively, in connection with assets that were rebuilt as part of the Company’s refurbishment capabilities.

As a result of the application of fresh start accounting, the Company’s rental equipment was recorded at fair value on the Effective Date.  Accordingly, accumulated depreciation was reset to $0 on March 2, 2017.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

6.                            Other Property and Equipment

The components of other property and equipment at September 30, 2017 and 2016 are as follows:

	Successor	Predecessor
	2017	2016
Buildings	$17,295	$35,692
Modular Offices and related improvements	7,355	13,555
Leasehold Improvements	16,966	25,481
Computer equipment and software	7,767	28,794
Office Furniture, Fixtures, and Other	2,335	8,252
	51,718	111,774
Less accumulated depreciation and amortization	(4,665)	(55,055)
	47,053	56,719
Land	79,987	64,843
Other property and equipment, net	$127,040	$121,562

Depreciation and amortization expense of other property and equipment of $5,085, $3,419, $7,637, and $5,688 for the Successor period ended September 30, 2017, the Predecessor period ended March 2, 2017 and the Predecessor years ended September 30, 2016, and September 30, 2015, respectively, is included in selling, general and administrative expenses in the consolidated statements of operations.

In September 2015, the Company sold and leased-back from the buyer land and a building in California resulting in gross proceeds of $29,525 and a deferred gain of $13,731.  The net proceeds from the sale were used to pay down the Company’s asset based revolver.  The deferred gain was to be recognized on a straight-line basis over the expected lease term of 10 years, and presented as a reduction of facilities’ rent expense included in selling, general and administrative expenses in the consolidated statements of operations. The Company recognized $572 and $1,373 of amortization expense related to the deferred gain in the Predecessor periods ended March 2, 2017 and September 30, 2016.  Pursuant to the agreement, the term of the lease is 10 years with two 5-year renewal options.  The 10-year lease term resulted in a lease commitment of $15,518.  Upon adoption of fresh start accounting, the Company recognized the remaining deferred gain $11,786 as a fresh start adjustment in the Predecessor period ended March 2, 2017.  See Note 1 for further information.

As a result of the application of fresh start accounting, the Company’s other property and equipment was recorded at fair value on the Effective Date.  Accordingly, accumulated depreciation and amortization was reset to $0 on March 2, 2017

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

7.                            Goodwill and Other Intangible Assets

In 2016, the Company recognized an impairment of goodwill in the amount of $35,484 related to the annual impairment review of its Canada operations.  The remaining Goodwill attributable to Canada was $9,952.

In applying fresh start accounting, the reorganization value, which represents the concluded enterprise value plus cash and cash equivalents and non-interesting bearing liabilities, of the Predecessor was allocated to the entity’s net assets in conformity with ASC 805.

In connection with the adoption of fresh start accounting, the Company reviewed its lease arrangements and determined that certain leases were at favorable market terms.  Accordingly, the Company recognized a leasehold interest asset in the amount of $4,810. In addition, in connection with the fresh start accounting valuation, the Company established an indefinite-lived trade name/trademark asset in the amount of $8,718 as of the Successor date.  No Successor goodwill was identified in connection with the adoption of fresh start accounting.

The following table reflects the components of goodwill and other intangible assets as of September 30, 2017 and 2016:

		Successor 2017			Predecessor 2016
	Remaining	Gross			Gross
	Useful	Carrying	Accumulated		Carrying	Accumulated
	Life (Years)	Amount	Amortization	Impairment	Amount	Amortization	Impairment
Customer relationships	—	—	—	—	$32,514	$32,514	$—
Trade name / Trademark	Indefinite	8,718	—	—	4,000	—	—
Leasehold interest	7.3	4,810	384	—	—	—	—
Noncompete agreements	—	—	—	—	7,977	7,977	—
Software	—	—	—	—	1,200	1,200	—
Goodwill	—	—	—	—	44,446	—	35,484
		$13,528	$384	$—	$90,137	$41,691	$35,484

The changes in the carrying amount of goodwill are as follows:

Balance as of September 30, 2016 (Predecessor)	$9,952
Translation adjustment	(215)
Fresh start fair value adjustment	(9,737)
Balance as of March 2, 2017 (Predecessor)	$—
Balance as of September 30, 2017 (Successor)	$—

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

8.                            Debt

Bankruptcy Filing

Pursuant to the Plan, significant transactions occurred upon emergence in connection with the Company’s borrowing arrangements.

The Company’s first lien lenders provided an amended and restated 4-year revolving credit facility and associated term loans. The total consolidated commitment under the new credit facility is $716,688 including a U.S. revolving credit facility of $496,838, a Canadian revolving credit facility of $149,222, and U.S. term loans in an original principal amount of $70,628.  Additionally, $375,000 of 10.25% senior secured second lien notes due 2019, plus outstanding and accrued interest of $41,641 and an $89,939 cash investment by the second lien noteholders were exchanged for 97% of the post-emergence Company’s common stock.

New Credit Agreement: Asset Based Revolver and Terms Loans (Successor)

On March 2, 2017, the Company executed the Fourth Amended and Restated Loan and Security Agreement (the “New Credit Agreement”), resulting in a $716,688 Asset Based Lending Facility (the “ABL Facility”) governed by the New Credit Agreement. The total consolidated commitment of $716,688 is comprised of a U.S. revolving credit facility of $496,838, a Canadian revolving credit facility of $149,222 (subject to scheduled quarterly reductions), and U.S. term loans in an original principal amount of $70,628 (subject to scheduled quarterly amortization). The ABL Facility is a four-year credit facility and matures on March 2, 2021. The Company’s obligations and the obligations of the borrowers and the subsidiary guarantors under the New Credit Agreement are secured by a first lien on substantially all of the Company’s assets.

As of September 30, 2017, there was approximately $513,886 of borrowings outstanding under the New Credit Agreement, inclusive of $67,613 of term loans as follows:

	Successor	Predecessor
	September 30, 2017	September 30, 2016
Term loans	67,613	—
Less: current portion of term loans	(5,664)	—
Total long-term debt	$61,949	$—

Scheduled repayments of the term loans were as follows:

Fiscal year ending September 30,
2018	$5,664
2019	7,788
2020	9,912
2021	44,249
$67,613

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

There was approximately $103,571 of additional borrowing availability under the New Credit Agreement as of September 30, 2017. In addition, letters of credit totaling $3,042, were issued under the New Credit Agreement and were outstanding at September 30, 2017. On the Effective Date, March 2, 2017, the date the Company exited Chapter 11, $540,617 was outstanding on a consolidated basis under the New Credit Agreement.

Included within the reported asset based revolver balance on the consolidated balance sheet at September 30, 2017 is $7,797 of bank overdrafts that have been reclassified from cash for financial reporting purposes.

Borrowings under the New Credit Agreement are secured by a first priority lien on, and security interest in, substantially all of the assets of MSC, RMI and MGFS including rental equipment, accounts receivable, and other property and equipment. Chippewa has guaranteed all of the obligations of the borrowers and the other guarantors under the New Credit Agreement and such guarantee is secured by a first priority lien on, and security interest in, substantially all of Chippewa’s assets (which consist of a substantial portion of the Company’s rental equipment and related lease payments due from MSC). Chippewa has not otherwise agreed to guarantee, and its assets are generally not available to support, other liabilities of such borrowers and guarantors. MSC, RMI and MGFS guaranteed all of MFSC’s obligations under the Canadian facility and such guarantees are secured by a first priority lien on, and security interest in, substantially all of the assets of MSC, RMI and MGFS.

Outstanding amounts under the New Credit Agreement, including the term loans, bear interest at our option at either: (i) LIBOR or Banker’s Acceptance rate (“BA Rate”) plus a defined margin, or (ii) the Agent (as defined in the New Credit Agreement) bank’s prime rate or base rate plus a margin. The applicable margin for each type of loan is based on a leverage-based pricing grid and ranges from 3.75% to 4.50% for LIBOR and BA loans and 3.25% to 4.00% for prime rate or base rate loans at each measurement date. As of September 30, 2017, the applicable margins were 4.25% for LIBOR and BA loans and 3.75% for prime rate or base rate loans. The effective interest rate was 5.68% at September 30, 2017.  A fee is payable monthly on the average unused portion of the maximum applicable rollover amount for the preceding month.

Availability of borrowings under the revolving credit facilities pursuant to the New Credit Agreement is subject to a borrowing base calculation based upon a valuation of our eligible accounts receivable, and eligible rental equipment/lease fleet, subject to certain availability blocks. The lease fleet is appraised at least twice annually by a third-party appraisal firm. The rental equipment advance rate is the lesser of (a) 80% of the net book value (excluding any fresh start adjustments) of the applicable eligible rental equipment or (b) the percentage obtained by dividing (i) the NOLV Percentage of the Net Orderly Liquidation Value of all Eligible Rental Equipment of U.S. Domiciled Obligors (or of Canadian Domiciled Obligors, in the case of the Rental Equipment Advance Rate applicable to the Canadian Borrowing Base) set forth in the most recent appraisal by (ii) the book value of all eligible rental equipment of U.S. Domiciled Obligors (or of Canadian Domiciled Obligors, in the case of the Rental Equipment Advance Rate applicable to the Canadian Borrowing Base) set forth in such appraisal. The advance rate on eligible accounts receivable is 85%.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

In addition, the New Credit Agreement requires the maintenance of certain financial covenants, which primarily consist of leverage ratio, fixed charge coverage ratio, and limits on net capital expenditures, negative covenants, and affirmative covenants.  The Company was in compliance with all applicable covenants under the New Credit Agreement as of September 30, 2017.

The Company estimates the fair value of its debt to approximate its carrying value. The Company’s implied credit rating and differences in key terms and conditions between the contractual rates of the current credit facility and currently available market rates for a similar arrangement are key factors in this estimate.

The Company’s borrowings under the New Credit Facility are legally long-term.   However, the Company classifies the ABL facility as current as it includes a sweep feature whereby remittances from the Company’s customers are used to reduce the revolving debt outstanding.

$800,000 Asset Based Revolver (Predecessor)

Asset based revolver and Senior Notes at September 30, 2017 and 2016 are as follows:

	Successor		Predecessor
	2017		2016
	$800,000		$800,000
	Asset Based	$375,000	Asset Based	$375,000
	Revolver	Senior Notes	Revolver	Senior Notes
Balance at September 30	$—	$—	$598,171	$375,000
Less: unamortized deferred financing costs	—	—	1,237	5,325
Carrying value at September 30	$—	$—	$596,934	$369,675

In June 2011, the Company amended and restated its previous $950,000 revolving credit facility and executed a new, five-year term, $800,000 aggregate revolving credit facility. Under the terms of the Amended and Restated Credit Agreement (the “Agreement”), the Company could borrow up to the maximum credit facility subject to certain restrictions provided in the Agreement. The aggregate facility consisted of a $600,000 U.S. dollar denominated facility and a $200,000 U.S. dollar denominated Canadian facility. The borrowing base for each respective facility was determined based upon the assets available to pledge in each respective country.

Under the terms of the Agreement, the Company could elect to lock in the interest rate at LIBOR interest rates on the U.S. facility and Bankers Acceptance (“BA”) interest rates on the Canadian facility plus an applicable margin for periods of up to six months or at the lender’s prime rate plus an applicable margin. The applicable margins for each type of loan ranged from 2.25% to 3.00% for LIBOR and BA loans and 1.25% to 2.00% for prime rate loans depending on the Company’s debt ratios and availability at each measurement date. The effective interest rate was 5.92%, 3.03%, and 3.06%, at September 30, 2016, 2015, and 2014, respectively. A fee was payable monthly on the average unused portion of the maximum revolver amount for the preceding month. In addition, letters of credit totaling $2,922, and $2,242 were issued under the Agreement and were outstanding at September 30, 2016 and 2015, respectively.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Borrowings under the Agreement were secured by a first priority lien on, and security interest in, substantially all of the assets of MSC, RMI and MGFS including rental equipment, accounts receivable, and other property and equipment. Chippewa guaranteed all of the obligations of the borrowers and the other guarantors under the Agreement and such guarantee was secured by a first priority lien on, and security interest in, substantially all of Chippewa’s assets (which consisted of a substantial portion of the Company’s rental equipment and related lease payments due from MSC). Chippewa had not otherwise agreed to guarantee, and its assets were generally not available to support, other liabilities of such borrowers and guarantors. MSC guaranteed all of MFSC’s obligations under the Canadian facility and such guarantees were secured by a first priority lien on, and security interest in, substantially all of the assets of MSC, RMI and MGFS.

In addition, the Agreement required the maintenance of certain financial covenants if availability fell below $100,000 in the aggregate (or U.S facility availability was less than $50,000 or Canadian facility was less than $20,000 at any time) and required compliance with certain affirmative covenants and placed restrictions on, among other things, the use and disposition of assets and the incurrence of debt by the Company and its subsidiaries. Total borrowing availability under the Agreement was $127,963 and $173,043 at September 30, 2016 and 2015, respectively. The Company therefore was not subject to these financial maintenance covenants at September 30, 2016 or 2015.

On June 2, 2016, prior to maturity of the facility, the Company and the lenders entered into a forbearance and amendment agreement to extend the maturity of the facility to allow the Company to prepare a plan of reorganization.

As of September 30, 2016, the Company was in default under its revolving credit facility due to the failure to repay a portion of the revolving credit facility that matured on June 6, 2016.

In connection with the plan of reorganization, in March 2017, the Company and the lenders entered into a new amended and restated loan and security agreement. The new agreement includes a four-year U.S. revolving credit facility of $496,838, a Canadian revolving credit facility of $149,222, and U.S. term loans in an original principal amount of $70,628. As of March 2, 2017, the date the Company exited Chapter 11, the Company had $540,617 outstanding under such new agreement on a consolidated basis.

$375,000 Senior Notes (Predecessor)

In February 2014, MSC issued five-year, $375,000 senior secured second lien notes (the “Senior Notes”). The proceeds of the Senior Notes were used to repay all of outstanding indebtedness of a Second Lien Term Loan, to repay a portion of the Asset Based Revolver, and to pay for financing costs incurred in connection with the issuance of the Senior Notes. Under the terms of the Senior Notes, MSC was required to pay fixed-rate interest at a rate of 10.25% semi-annually on January 31 and July 31 of each year, which began on July 31, 2014. The Senior Notes were scheduled to mature on January 31, 2019.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

The Senior Notes were eligible to be redeemed, in whole or in part, at any time prior to January 31, 2016, at a redemption price equal to 100% of the principal amount redeemed plus accrued and unpaid interest, if any, plus a “make whole” premium. The Senior Notes could also be redeemed, in whole or in part, at any time on or after January 31, 2016, at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth below plus accrued and unpaid interest, if any, if redeemed during the 12-month period beginning on:

Year	Redemption Price
January 31, 2016	105.125%
January 31, 2017 and thereafter	102.563%
January 31, 2018 and thereafter	100.000%

The Senior Notes were guaranteed on a senior secured second lien basis by the Company, RMI, MGFS and Chippewa.

Upon the occurrence of a change of control, MSC was required to offer to purchase all of the outstanding Senior Notes at a purchase price equal to 101% of the outstanding principal amount, together with accrued and unpaid interest, if any.

MSC did not make its semi-annual interest due in July 2016 on the Senior Notes and therefore was in default under the indenture.

As a part of the Company’s plan of reorganization, in March 2017, the Senior Notes were exchanged, in their entirety, for new common equity of the reorganized company. The Company had $26,282 of accrued interest on the Senior Notes at September 30, 2016.

9.                            Stockholders’ Equity

Pursuant to the Plan, the Company’s pre-petition common stock was cancelled, and on the Effective Date, the reorganized Company’s certificate of incorporation was amended and restated to authorize 60,000,000 shares of common stock, with a par value of $0.01 per share, and 1,000,000 shares of preferred stock, with a par value of $0.01 per share.  The Company had 29,233,375 shares of common stock and no shares of preferred stock outstanding at September 30, 2017, respectively.

Holders of the Company’s common stock (“Stockholders”) are entitled to one vote per share on all matters to be voted on by Stockholders.  Dividends may be declared and paid on the common stock from funds available when determined by resolution of the Board and subject to any preferential dividend rights of any then-outstanding preferred stock.  If and when dividends are declared, Stockholders are entitled to participate in such dividends ratably on a per-share basis.

Preferred stock may be issued in one or more series, with each series to consist of the number of shares and to have such voting powers as provided in a resolution or resolutions providing for the issue of such series adopted by the Board.   If multiple series of preferred stock are issued, such different series will not constitute different classes of shares for the purpose of voting by classes unless expressly provided by resolution of the Board.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Pursuant to the Plan, warrants to purchase up to 1,250,000 common stock equity interests of the reorganized Company’s equity were issued.  The warrants are comprised of two tranches.  The first tranche consists of 750,000 warrants with an exercise price of $20.87 and the second tranche consists of 500,000 warrants with an exercise price of $24.29. The warrants expire on the earlier of March 2, 2024 or the date of consummation of a qualified asset sale, or the sale, lease, conveyance or other transfer of all or substantially all of the consolidated assets of the Company and its subsidiaries.   The Company determined the fair value of warrants on the Effective Date using a Black Scholes pricing model.  The fair value of warrants was determined to be $3,175 and $1,795 for the first and second tranches, respectively.

A Stockholders’ Agreement, dated March 2, 2017, between the Company and its Stockholders provides for certain registration rights, limitations on transfer of the Company’s common stock, preemptive rights to purchase new classes of the Company’s securities and other rights and obligations.

The Company may grant up to 2,471,625 stock options or restricted stock units pursuant to the Management Incentive Plan.  As of September 30, 2017, there were 1,860,802 restricted stock awards granted and 610,823 awards available to be issued.  Refer to Note 10 for further information.

10.                     Stock Based Compensation

At September 30, 2017, 2016, and 2015, the Company had in place stock-based employee compensation plans as described below. The total compensation expense related to these plans was $545 ($326 net of tax), $530 ($318 net of tax), $1,468 ($880 net of tax), and $1,234 ($740 net of tax), for the Successor period ended September 30, 2017, the Predecessor period ended March 2, 2017 and the Predecessor years ended September 30, 2016, and 2015, respectively, and is classified under selling, general, and administrative expenses in the accompanying consolidated statements of operations. In addition, the Company recognized accelerated stock compensation expense of $847 ($508 net of tax) which is included in loss on reorganization items, net in the Predecessor period ended March 2, 2017.  Stock-based compensation for the Predecessor and Successor periods are not comparable.

In connection with the plan of reorganization as described in Note 1, all obligations of the Company under its Predecessor stock-based compensation plans were discharged and effectively cancelled all outstanding stock options and restricted shares.  As a result, the Company recorded a reorganization adjustment which reflects accelerated recognition of compensation expense of $847, representing the unrecognized stock compensation related to Predecessor awards which were cancelled in connection with the plan of reorganization.

2017 Management Incentive Plan (Successor)

On July 24, 2017, the Board of Directors, in accordance with the plan of reorganization, approved the Management Incentive Plan (the “MIP”).   The purpose of the MIP is to promote the interest of the Company and its stockholders by providing key employees and other service providers of the Company and its subsidiaries with an appropriate incentive to encourage them to continue in the employ of or service to the Company or its subsidiaries and to improve the growth, profitability and financial success of the Company and its subsidiaries.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

To accomplish the foregoing, the MIP provided that the Company may grant up to 2,471,625 shares in the aggregate, consisting of stock options and restricted stock units (“RSU’s”).   To the extent that any award granted under the MIP terminates, expires, or is cancelled without having been exercised or settled, the shares covered by such an award shall be available for grant under the MIP. On July 24, 2017, 1,860,802 restricted stock units were issued to executive management and the Board of Directors, and 610,823 shares remained reserved for grants under the MIP.

Approximately 38% of the awards granted are Time-Based RSUs.  Time-Based RSUs will vest annually over a four-year period, with 25% of the Time-Based RSUs vesting on each of the first four anniversaries of the emergence date, March 2, 2017, subject to continuous employment through each applicable vesting date, provided that if a Change in Control occurs while the participant is employed by the Company and prior to the final vesting date, the Time-Based RSUs shall immediately become fully vested.  Settlement of the Time-Based RSUs shall be made on the earlier of the five-year anniversary of the applicable vesting date, or the occurrence of a change in control.  The Company recognized $451 in compensation expense in the Successor period related to Time-Based RSU’s.

Approximately 42% of the awards granted are Equity Value-Based RSUs.  Equity Value-Based RSUs will vest in accordance with: (i) Continuous employment through the effective date of a Change in Control or a Public Offering, as applicable; and (ii) Certain performance requirements are satisfied. The Equity Value-Based RSUs shall be subject to a performance requirement related to the Equity Value determined as of either (i) the date of a change in control or (ii) if a public offering occurs prior to the date of a change in control, based on the highest volume weighted average trading price of the shares during any consecutive 30 trading days during the period commencing on the date of the public offering and ending on the seven year anniversary of the emergence date, March 2, 2017; provided, that, if a change in control occurs following a public offering and prior to the settlement of the applicable RSUs, the performance requirement shall be determined based on the equity value as of the date of the change in control.

Equity Value per Share	Equity Value Vesting Percentage
$9.56	0.00%
$14.72	20.00%
$17.30	30.00%
$22.46	50.00%
$28.91	75.00%
$35.36	100.00%

The Company has determined that the consummation of a public offering, or change in control is not probable as of the reporting date and therefore, has not recorded compensation expense for the Equity Value Based RSU’s.

Approximately 20% of the awards granted are Return On Invested Capital Based RSUs (the “ROIC-Based RSUs”).  ROIC-Based RSUs will vest in accordance with: (i) Continuous employment by the Company or any of its subsidiaries through the earlier of the effective date of the Change in

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Control or December 31, 2021, except as provided herein; and (ii) The performance requirements are satisfied. The ROIC-Based RSUs shall be subject to a performance requirement based on the average quarterly ROIC Percentage during the ROIC calculation period divided by budgeted ROIC (as defined in the agreement). The number of such ROIC-Based RSUs that may become vested is equal to the greater of (i) the percentage of the ROIC-Based RSUs set forth in the table below or (ii) 80% of the ROIC-Based RSUs, if the average quarterly ROIC Percentage during any four (4) consecutive calendar quarters equals or exceeds 13.5%.

Average Quarterly ROIC
Percentage During ROIC	ROIC Performance
Calculation Period Divided	Requirement Vesting
by Budgeted ROIC	Percentage
90%	0.00%
95%	20.00%
100%	40.00%
150%	70.00%
200%	100.00%

The Company recognized $94 in compensation expense in the Successor period related to ROIC-Based RSU’s.

Restricted Stock Unit activity under the stock-based compensation plans as of September 30,2017, and changes since the Effective Date were as follows:

Restricted Stock Units - Time Based

	Number of Restricted Units	Fair Value per Unit
Oustanding at March 2, 2017	—	$—
Granted	708,359	$13.89
Exercised	—	—
Forfeited or expired	—	—
Outstanding at September 30, 2017	708,359	$13.89

As of September 30, 2017, total compensation cost related to nonvested time based restricted stock units not yet recognized in expense is $9,388 which is expected to be recognized over a weighted-average period of 3.4 years.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Restricted Stock Units - Equity Based

	Number of Restricted Units	Fair Value per Unit
Oustanding at March 2, 2017	—	$—
Granted	772,135	$5.94
Exercised	—	—
Forfeited or expired	—	—
Outstanding at September 30, 2017	772,135	$5.94

As of September 30, 2017, total compensation cost related to nonvested Equity Value-Based restricted stock units not yet recognized in expense is $4,586, which will be recognized once the Company determines that the performance conditions are probable to occur.

Restricted Stock Units - ROIC Based

	Number of Restricted Units	Fair Value per Unit
Oustanding at March 2, 2017	—	$—
Granted	380,308	$14.78
Exercised	—	—
Forfeited or expired	—	—
Outstanding at September 30, 2017	380,308	$14.78

As of September 30, 2017, total compensation cost related to ROIC-based restricted stock units not yet recognized in expense is $2,391 which is expected to be recognized over a weighted-average period of 4.3 years.

Assumptions used in the Monte Carlo simulation model used to estimate the fair value of the Company’s Equity-based restricted stock units are presented below. The fair value of Time-based restricted stock units is approximately equal to the fair value of common stock as of the grant date, discounted for certain post-vesting restrictions on settlement of vested shares. The fair value of ROIC-based restricted stock units is approximately equal to the fair value of common stock as of the grant date.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

	Restricted Stock	Restricted Stock	Restricted Stock
	Units - Time	Units - Equity	Units - ROIC
Fair Value Per Unit ($)	$13.89	$5.94	14.78
Contractual term (in years)	9.0	7.0	4.8
Expected term (in years)	2.2	1.7	2.67
Expected volatility	N/A	60%	N/A
Risk-free rate	N/A	0.67% - 1.99%	N/A
Dividend yield	N/A	0%	N/A

Predecessor Share-Based Compensation

All outstanding shares, options and grants under the Predecessor Share-Based Compensation Plans discussed below were discharged and effectively cancelled in connection with the plan of reorganization as described in Note 1.

2005 Stock Option Plan

On March 10, 2005, the Board of Directors, with consent from the Company’s primary stockholder, approved the 2005 Stock Option Plan (the “Plan”).  The purpose of the Plan was to enable the Company to attract, retain and reward employees, directors, advisors and consultants and strengthen the existing mutuality of interests between such persons and the Company’s stockholders.

To accomplish the foregoing, the Plan provided that the Company may grant Nonqualified Stock Options to purchase an aggregate of 151,319 shares of the Company’s common stock.  The Board of Directors amended the Plan on February 20, 2007 to increase the number of eligible shares to 886,319 shares of the Company’s common stock.

All options granted to date were exercisable at or above the estimated fair value of the Company’s common stock at the date of grant. The options vested ratably over five years, had exercise prices ranging from $13.25 to $62 per share and terminated seven years after issuance. All of the remaining grants were cancelled upon emergence from bankruptcy.

2009 Long-Term Incentive Pool Plan

On September 30, 2009, the Board of Directors, with consent from the Company’s primary stockholder, approved the 2009 Long-Term Incentive Pool Plan (the “2009 Plan”).  The 2009 Plan provided that the Company may grant stock options and restricted shares to the Company’s employees.  The awards under this plan were subject to service-based and/or performance and market-based vesting conditions.  On June 4, 2013, the 2009 Plan was amended and restated by the Board of Directors with consent from the Company’s primary stockholder to authorize additional shares for issuance under the 2009 Plan (the “Amended and Restated 2009 Plan”). The maximum number of shares authorized to be granted pursuant to the 2009 Plan was increased to 2,082,667 from 536,667.  All of the remaining grants were cancelled upon emergence from bankruptcy.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Fifty percent of the stock options issued under the Amended and Restated 2009 Plan vested ratably over a 5-year period subject to the completion of a service requirement.  The remaining fifty percent of the stock options issued under the Amended and Restated 2009 Plan vested based on the achievement of performance and market conditions, which included the consummation of an initial public offering of the Company and the Company’s ability to maintain a certain average closing stock price in the post-initial public offering period.

Fifty percent of the restricted share awards issued under the Amended and Restated 2009 Plan vested based on the achievement of performance and market conditions, which included the consummation of an initial public offering of the Company and the Company’s ability to maintain a certain average closing stock price in the post-initial public offering period.  The remaining fifty percent of the restricted share awards issued under the Amended and Restated 2009 Plan vested based on the achievement of either a combination of a performance condition, which required that the Company consummate an initial public offering of its common stock, and the employee’s continued service to the Company for a defined period of time in the post-initial public offering period, or the completion of a service requirement only, as determined pursuant to the actual award agreement.  9,500 and 375,000 restricted stock awards granted in 2014 and 2013, respectively, are subject to a service requirement only.

In 2015, the Board of Directors, with consent from the Company’s primary stockholder, provided eligible employees who were granted these restricted stock awards in 2014 and 2013 with an opportunity to forfeit and have the awards concurrently reissued with certain awards that were subject to vest at September 30, 2015.  The vesting date for these awards pursuant to the new award agreements was July 15, 2017.  452,500 awards that were issued in 2016 represent awards that were forfeited and reissued with the revised vesting date, as accepted by employees.  All other restricted share awards issued under the Amended and Restated 2009 Plan vested based on the achievement of the above-mentioned performance and market conditions or performance and service conditions.  The restricted stock awards terminated seven years after issuance.

The Company has determined that the consummation of an initial public offering is not probable as of the reporting date and therefore has not recorded compensation expense for the performance and market-based stock option awards or any of the restricted share awards subject to both the performance and service condition described above.  The Company recorded $1,254, and $926 in compensation expense for the years ended September 30, 2016, and 2015, respectively, related to restricted stock awards.  The Company recorded $213, and $308, in compensation expense for service based awards in 2016, and 2015, respectively.

Activity under the stock-based compensation plans as of March 2, 2017, and September 30, 2016 and 2015 and changes during the years then ended, respectively, were as follows:

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Stock Option Awards - Service Based

			Weighted-
		Weighted-	Average
		Average	Remaining
		Exercise	Contactual
	Shares	Price	Term (Years)
Oustanding at September 30, 2014	548,666	$22.17	4.0
Granted	58,500	16.40	7.0
Exercised	—	—	—
Forfeited or expired	(114,300)	53.80	—
Outstanding at September 30, 2015	492,866	$14.15	4.1
Granted	—	—	—
Exercised	—	—	—
Forfeited or expired	(176,400)	15.32	—
Outstanding at September 30, 2016	316,466	$13.50	4.1
Granted	—	—	—
Exercised	—	—	—
Forfeited or expired	—	—	—
Cancelled upon emergence from bankruptcy	(316,466)	$—	—
Outstanding at March 2, 2017 (Successor)	—	$—	—

As of September 30, 2016, no options were exercised under the Plan.

As of September 30, 2016, total compensation cost related to service based nonvested option awards not yet recognized in expense was $287, which was expected to be recognized over a weighted-average period of 2.20 years.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Stock Option Awards - Performance and Market Condition Based

			Weighted-
		Weighted-	Average
		Average	Remaining
		Exercise	Contactual
	Shares	Price	Term (Years)
Outstanding at September 30, 2014	688,700	$13.60	5.0
Granted	65,500	16.40	7.0
Exercised	—	—	—
Forfeited or expired	(28,800)	13.36	—
Outstanding at September 30, 2015	725,400	$13.87	4.2
Granted	—	—
Exercised	—	—
Forfeited or expired	(176,400)	15.32
Outstanding at September 30, 2016	549,000	$13.40	3.9
Granted	—	—	—
Exercised	—	—	—
Forfeited or expired	—	—	—
Cancelled upon emergence from bankruptcy	(549,000)	$—	—
Outstanding at March 2, 2017 (Successor)	—	$—	—

As of September 30, 2016, no options have been exercised under the Plan.

As of September 30, 2016, total compensation cost related to nonvested performance and market condition based option awards not yet recognized in expense was $1,759, which would be recognized over the requisite service period once the Company determines that the performance and market based conditions are probable to occur.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Restricted Share Awards - Performance and Service Based

	Number of Restricted Shares	Weighted- Average Grant Date Fair Value
Outstanding at September 30, 2014	513,120	$7.26
Granted	452,500	9.51
Exercised	—	—
Forfeited or expired	(457,900)	6.74
Outstanding at September 30, 2015	507,720	$9.73
Granted	—	—
Exercised	—	—
Forfeited or expired	(55,220)	11.55
Outstanding at September 30, 2016	452,500	$9.51
Granted	—	—
Exercised	—	—
Forfeited or expired	—	—
Cancelled upon emergence from bankruptcy	(452,500)	$9.51
Outstanding at March 2, 2017 (Successor)	—	$—

Restricted Share Awards - Performance and Market Condition Based

		Weighted-
	Number of	Average
	Restricted	Grant Date
	Shares	Fair Value

Outstanding at September 30, 2014	236,120	$6.32
Granted	—	—
Exercised	—	—
Forfeited or expired	(900)	7.84
Outstanding at September 30, 2015	235,220	$6.32
Granted	—	—
Exercised	—	—
Forfeited or expired	(55,220)	7.84
Outstanding at September 30, 2016	180,000	$5.85
Granted	—	—
Exercised	—	—
Forfeited or expired	—	—
Cancelled upon emergence from bankruptcy	(180,000)	$5.85
Outstanding at March 2, 2017 (Successor)	—	$—

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

As of September 30, 2016, total compensation related to all nonvested restricted share awards not yet recognized in expense was $1,932 which is expected to be recognized over the requisite service period and once the Company determines that the performance and market based conditions are probable to occur.

Valuation and Expense Information

The fair value of the Company’s service-based option awards is estimated on the date of grant using the Black-Scholes model.  The fair value of each performance and/or market-based (or combination of performance, market and service-based) option and restricted stock award is estimated on the date of grant using the Monte Carlo simulation technique.

The Black-Scholes and the Monte Carlo simulation valuation models require the input of subjective assumptions, including the expected stock price volatility and estimated option life.  The Company currently does not intend to pay dividends on its common stock and, accordingly, no dividends have been assumed in its Black-Scholes calculation and Monte Carlo simulation.  Since the Company’s common stock is not publicly traded, the expected volatility is based on analysis of expected volatilities of similar companies in the industry (peer group).  The risk-free rates are based on the U.S. Treasury yield in effect at the time of the grant.  The expected life computation was calculated using the contractual vesting period and contractual term of options to develop the range of possible exercise dates.  An analysis of historical exercise and post vesting cancellation behavior was then utilized to estimate where within this range the exercise or post vesting cancellation may occur.

Stock Options.  Assumptions used in the Black-Scholes model to estimate the fair value of service-based option grants are presented below.

	Year Ended	Year Ended
	September 30,	September 30,
	2016	2015

Weighted-average fair value of grants	$—	$2.05
Contractual term (in years)	—	7.0
Expected term (in years)	—	5.0
Expected volatility	—%	32.4%
Risk-free rate	—%	1.6%
Dividend yield	—%	0.0%

Assumptions used in the Monte Carlo simulation model to estimate the fair value of service and performance-based option grants are presented below.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

	Year Ended	Year Ended
	September 30,	September 30,
	2016	2015

Weighted-average fair value of grants	$—	$4.92
Contractual term (in years)	—	7.0
Expected volatility	—%	45.0-75.0%
Risk-free rate	—%	0.65-1.91%
Dividend yield	—%	0.0%

Restricted Stock Awards. The fair value of each restricted stock award is calculated using the estimated market price of the Company’s common stock on the date of grant.  The fair value of each performance and/or market-based restricted stock award assumes that the relevant performance criteria will be met.  Compensation cost is adjusted for subsequent changes in the outcome of performance-related conditions until the award vests.

Assumptions used in the Monte Carlo simulation model to estimate the fair value of performance and service based restricted stock award grants are presented below.

	Year Ended September 30, 2016	Year Ended September 30, 2015
Weighted-average fair value of grants	$—	$9.51
Expected volatility	—%	45.0%
Risk-free rate	—%	0.68%
Dividend yield	—%	0.0%

11.                     Income Taxes

The components of the Company’s provision (benefit) for income taxes for the Successor period from March 3, 2017 through September 30, 2017 and for the Predecessor period from October 1, 2016 through March 2, 2017 and for the Predecessor years ended 2016 and 2015 are as follows:

	Successor			Predecessor
	Period from March 3, 2017 to September 30, 2017			Period from October 1, 2016 to March 2, 2017
	Domestic	Foreign	Total	Domestic	Foreign	Total
Current	$498	$640	$1,138	$286	$(303)	$(17)
Deferred	(5,604)	632	(4,972)	1,222	(10,151)	(8,929)
	$(5,106)	$1,272	$(3,834)	$1,508	$(10,454)	$(8,946)

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

	Predecessor
	Year ended September 30, 2016			Year ended September 30, 2015
	Domestic	Foreign	Total	Domestic	Foreign	Total
Current	$770	$1,173	$1,943	$487	$3,016	$3,503
Deferred	13,255	(6,130)	7,125	(4,963)	4,283	(680)
	$14,025	$(4,957)	$9,068	$(4,476)	$7,299	$2,823

Income (Loss) before income tax for the Successor period from March 3, 2017 through September 30, 2017 and for the Predecessor period from October 1, 2016 through March 2, 2017 and for the Predecessor years ended 2016 and 2015 are as follows:

	Successor	Predecessor
	Period from March 3, 2017 to September 30, 2017	Period from October 1, 2016 to March 2, 2017	Year ended September 30, 2016	Year ended September 30, 2015
Domestic	$(7,855)	$(72,025)	$(60,508)	$(59,768)
Foreign	5,079	(69,725)	(26,258)	25,711
Total Income (Loss) before income tax	$(2,776)	$(141,750)	$(86,766)	$(34,057)

A reconciliation of the U.S. federal statutory rate to our effective tax rate is as follows:

	Successor	Predecessor
	Period from March 3, 2017 to September 30, 2017	Period from October 1, 2016 to March 2, 2017	Year ended September 30, 2016	Year ended September 30, 2015
Pretax loss before income taxes	$(2,776)	$(141,750)	$(86,766)	$(34,057)
US Federal Statutory Rate	35%	35%	35%	35%
US Federal Income tax (benefit) expense	(972)	(49,612)	(30,368)	(11,920)
Non-deductible permanent differences	88	63	440	191
State income tax (benefit) expense, net of federal (benefit) expense	(2,890)	(1,621)	3,098	(5,581)
Valuation allowances	1,137	12,820	19,292	20,957
Unremitted foreign earnings	(29)	(984)	10,658	5
Foreign rate differential	(414)	3,685	1,372	(2,181)
Rate change	(25)	(64)	(336)	1,089
Impact of restructuring	(1,980)	15,504	—	—
Non-deductible transaction costs	671	3,828	2,591	—
Non-deductible stock compensation expenses	—	1,659	245	542
Non-deductible goodwill impairment	—	—	3,136	—
Deferred adjustment	(2)	5,776	(977)	(16)
Other	582	—	(83)	(263)
Income tax (benefit) expense	$(3,834)	$(8,946)	$9,068	$2,823
Effective tax rate	138.11%	6.31%	-10.45%	-8.29%

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

Deferred tax assets (liabilities) at September 30, 2017 and 2016 consist of the following:

	Year ended September 30, 2017			Year ended September 30, 2016
	Domestic	Foreign	Total	Domestic	Foreign	Total
Depreciation	$(183,181)	$(30,555)	$(213,736)	$(227,167)	$(37,403)	$(264,570)
Amortization	(1,313)	4,641	3,328	4,039	3,346	7,385
Stock option expense	203	—	203	1,663	—	1,663
Loss carryforwards	256,648	—	256,648	276,023	—	276,023
Advanced rent	3,883	—	3,883	4,375	—	4,375
Unremitted earnings	(9,644)	—	(9,644)	(10,657)	—	(10,657)
Other	11,787	1,144	12,931	11,690	993	12,683
	78,383	(24,770)	53,613	59,966	(33,064)	26,902
Valuation allowance	(104,886)		(104,886)	(90,928)		(90,928)
	$(26,503)	$(24,770)	$(51,273)	$(30,962)	$(33,064)	$(64,026)

The Company has evaluated the full impact of the reorganization on our carryover tax attributes and believes it will not incur an immediate cash income tax liability as a result of emergence from bankruptcy. The Company will be able to fully absorb cancellation of debt income (CODI) with NOL carryforwards. The remaining NOL carryforward will be limited under Sec. 382 due to the change in control annual limitation. The deferred tax asset associated with the NOLs expected to expire was written off as of September 30, 2017. The remaining U.S. federal and U.S. state loss carryforwards after CODI and excess Sec. 382 limitation is $655,000 as of September 30, 2017.  The U.S. Federal loss carryforwards will begin to expire in 2022, while the state carryforwards begin to expire in 2017.

The Company has recorded a $104,886 valuation allowance on certain U.S. federal and state loss carryforwards as it is more likely than not that they will not generate sufficient taxable income to realize all of the future tax benefits associated with such federal and state tax net operating loss carryforwards. In making its assessment, management weighs both positive and negative evidence as prescribed by applicable accounting guidance, for example recent operating results and permanent differences for tax purposes.  The Company’s cumulative loss position, for U.S. federal and state purposes, in the most recent three-year period, inclusive of the loss for the year ended September 30, 2017, represents sufficient negative evidence to require a valuation allowance under the provisions of ASC 740.  The Company intends to maintain a valuation allowance until sufficient positive evidence exists to support its reversal.  Although realization is not assured, the Company has concluded that the remaining deferred tax assets as of September 30, 2017 will be realized based on the scheduling of deferred tax liabilities.  The amount of the deferred tax assets actually realized, however, could vary if there are differences in the timing or amount of future reversals of existing deferred tax liabilities.  Should the Company determine that it would not be able to realize all or part of its deferred tax assets in the future, an adjustment to the deferred tax assets would be charged to income in the period such determination was made.

The Company’s effective tax rate differs from the statutory tax rate primarily due to the increase in the valuation allowance recorded against deferred tax assets in the U.S., lower statutory tax rates in foreign jurisdictions, non-deductible transaction costs, cancellation of indebtedness income, and deferred tax on the unremitted earnings of its foreign subsidiary.

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

At September 30, 2017 and 2016, the Company’s cumulative unremitted earnings of its foreign subsidiary are not considered permanently reinvested and a liability for income and withholding taxes has been provided.

The Company does not have any uncertain tax positions for which it is reasonably possible that the amount of unrecognized tax benefits will significantly increase or decrease within the next twelve months.  The Company recognizes interest and penalties related to unrecognized tax benefits as a component of selling, general and administrative expense.  During the fiscal years ended September 30, 2017, 2016 and 2015 interest and penalties accrued were not material.

The Company files annual tax returns in the various federal, international, state and local income taxing jurisdictions in which it operates.  These tax returns are subject to examination and possible challenge by the taxing authorities.  Positions challenged by the taxing authorities may be settled or appealed by the Company.  The Company’s number of open tax years varies by jurisdiction.  With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before September 30, 2013.  In certain loss jurisdictions, the statute may be extended and the Company subject to examination until losses are utilized. The company is currently under audit in Canada for the year ended September 30, 2013 and September 30, 2014.

12.                     Commitments and Contingencies

The Company leases certain facilities under non-cancellable operating leases. Total rent expense under all operating leases was approximately $9,658, $6,704, $15,887, and $14,400 for the Successor period ended September 30, 2017, the Predecessor period ended March 2, 2017 and the Predecessor years ended September 30, 2016, and 2015, respectively. As of September 30, 2017, future minimum rental commitments under all non-cancellable operating leases are as follows:

Fiscal year ending September 30,
2018	$13,489
2019	12,538
2020	9,599
2021	7,582
2022	6,882
Therafter	18,822
Total	$68,912

In the normal course of business, the Company may be subject to litigation.  In August 2016, the Company reached a settlement agreement with one of its customers in connection with a large custom sale.  The sale originated in fiscal 2013 and was completed in fiscal 2014. Based on the terms of the agreement, the Company charged off the receivable balance of $12,662 through the contingency reserve established in fiscal 2014 with no resulting impact to the consolidated statements of operations.  While the Company is seeking recourse from its suppliers, the Company

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

has not reflected any recovery from its suppliers as the recovery cannot be reasonably estimated and is uncertain at this time.

13.                     Related Party Transactions

Prior to the Company’s Plan, the Predecessor Company had entered into a management services agreement with Calera Capital requiring semi-annual payments of $750 on October 1 and April 1. Management fees, including expenses, paid to Calera Capital totaled $919, and $1,707 for the Predecessor years ended September 30, 2016 and 2015, respectively. No fees were paid to   Calera Capital in the Predecessor or Successor periods ended March 2, 2017 and September 30, 2017, respectively.  The $750 October 2016 semi-annual payment was not due and payable as of September 30, 2016, as a result of the June 2, 2016 amendment and forbearance agreement.

In connection with the Company’s Plan, Calera Capital has a subordinated management agreement claim contingent upon a Qualifying Liquidity Event (as defined in the Plan), which is capped in the amount of $1,100.  The claim is extinguished if no Qualifying Liquidity Event occurs within five years after the Effective Date of the Plan.  The Company has determined that a Qualifying Liquidity Event is not probable as of September 30, 2017, and therefore has not recorded any amounts related to the claim.

The Predecessor Company incurred fees of $85 for the Predecessor year ended September 30, 2015, in connection with consulting services provided by certain members of the Board of Directors.

The Company’s former Dulles, Virginia corporate headquarters was leased from an entity owned and operated by certain minority common shareholders. Rent expense relating to this operating lease was approximately $70 and $168 in the Predecessor years ended September 30, 2016 and 2015, respectively. The lease terminated in February 2016, and there are no future minimum rental commitments associated with this related party subsequent to the lease termination date.

Certain members of the Company’s post-emergence board of directors received 87,821 restricted stock units which are included within the reported amounts of restricted stock units granted during 2017 as described in Note 10.  In October 2017, an additional 49,568 restricted stock units were granted to the board of directors.

14.                     Employee Benefit Plan

The Company sponsors a retirement savings plan under Section 401(k) of the Internal Revenue Code for all full-time employees who have completed 30 days of service and have attained age 21.  Employees are permitted to contribute annual compensation limited by the amounts prescribed by law.  The Company provides a matching amount equal to a percentage of the employee’s contributions and may make an additional annual contribution at the discretion of the Board of Directors.  Company contributions become vested over a five-year period.  The Company recorded discretionary and matching contributions of $692, $448, $1,075, and $951, for the Successor

Modular Space Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

(In thousands except share data)

period ended September 30, 2017, the Predecessor period ended March 2, 2017 and the Predecessor years ended September 30, 2016, and 2015, respectively.

15.                     Subsequent Events

On December 22, 2017, President Trump signed into law H.R. 1, originally known as the “Tax Cuts and Jobs Act” (the “Act”).  The legislation incudes substantial changes to the taxation of businesses in all industries.  Such changes include but are not limited to the following: reduction of corporate tax rate to 21%, repeal of the Alternative Minimum Tax (AMT), changes to the taxation of multinational entities, limitation on deductibility of interest, changes to net operating loss usage and carry over period for losses generated after January 1, 2018 and changes to recoverability of capital investment.  The Act impacts the Company for tax periods outside of this financial statement report. The Company estimates that the impact of the Act on deferred taxes is a decrease of the deferred tax liability of approximately $5,000 to $6,000 and the change to taxes payable is not material as of the balance sheet date.  The impact is mainly due to corporate tax rate reduction, repeal of AMT and repatriation of foreign earnings.

The Company evaluated all events or transactions that occurred after September 30, 2017 through January 16, 2018 the date these consolidated financial statements were available to be issued and concluded that there were no other subsequent events required to be disclosed in the Company’s consolidated financial statements that have not been previously disclosed elsewhere.

Events Subsequent to Original Issuance of Financial Statements (Unaudited)

In connection with the reissuance of the financial statements, the Company has evaluated subsequent events through July 20, 2018, the date the financial statements were available to be reissued.

On June 21, 2018, Modular Space Holdings, Inc., entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, WillScot Corporation, a Delaware corporation (“Parent”), Mason Merger Sub, Inc., a Delaware corporation and an indirect, majority- owned subsidiary of Parent (“Merger Sub”), and NANOMA LLC, solely in its capacity as the representative of the Holders (the “Holder Representative”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and an indirect, majority-owned subsidiary of Parent (the “Merger”). WillScot Corporation will indirectly acquire the Company for a purchase price comprising $1,063,750 of cash consideration, 6,458,500 shares of WillScot Corporation Class A common sock and warrants to purchase 10,000,000 shares of WillScot Corporation Class A common stock at an exercise price of $15.50 per share, subject to customary adjustments.